UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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GARTNER, INC.
(Name of Registrant as Specified In Its Charter)

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April 27, 2007

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2007 Annual Meeting of Stockholders. The meeting will be held on Tuesday, June 5, 2007, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut 06902.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided. You may vote by Internet, by telephone, by completing, dating, signing and returning your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the Annual Meeting, or by voting in person at the Annual Meeting.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

We look forward to seeing you at the meeting.

Sincerely,

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, June 5, 2007

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road Stamford, Connecticut 06902

Matters To Be Voted On:	(1) Election of eleven members of our Board of Directors;

(2) Approval of a proposed Executive Performance Bonus Plan; and

(3) Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007.

Record Date:	April 12, 2007 — You are eligible to vote if you were a stockholder of record on this date.

Voting Methods:	By Internet — go to “www.voteproxy.com” and follow instructions
By Telephone — call 1-800-PROXIES, 24 hours a day, and follow instructions
By Proxy Card — complete and sign your proxy card and return in enclosed envelope
In Person — attend the Annual Meeting and vote in person

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented. If your shares are held in “street name,” we urge you to instruct your broker how to vote your shares.

Voting promptly will insure that we have a quorum at the meeting and will save us additional proxy solicitation expenses.

By Order of the Board of Directors,

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
April 27, 2007

GARTNER, INC.
56 Top Gallant Road
Stamford, CT 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on June 5, 2007

GENERAL INFORMATION

THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on June 5, 2007. This Proxy Statement and form of proxy are being made available to our stockholders on or about April 27, 2007.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting and are described in more detail in this Proxy Statement.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE

Only stockholders of record at the close of business on April 12, 2007 may vote at the Annual Meeting. As of April 12, 2007, there were 104,037,869 shares of our common stock outstanding and eligible to be voted. Treasury shares are not voted.

HOW YOU CAN VOTE

You may vote using one of the following methods:

•	Internet. You may vote by the Internet up until 11:59 PM Eastern Time the day before the meeting by going to the website for Internet voting on your proxy card (www.voteproxy.com) and following the instructions on your screen. Have your proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

•	Telephone. You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-PROXIES, or 1-800-776-9437), 24 hours a day and up until 11:59 PM Eastern Time the day before the meeting, and following prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

•	Mail. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	In Person. You may vote your shares in person by attending the Annual Meeting.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

IF YOUR SHARES ARE HELD IN “STREET NAME,” HOW WILL YOUR BROKER VOTE

If your broker holds your shares in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. The broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors (Proposal 1) and the ratification of the appointment of the Company’s independent auditors (Proposal 3), but the broker may not vote your shares with respect to the approval of the Executive Performance Bonus Plan (Proposal 2).

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTE

You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or

•	submitting another timely proxy by the Internet, telephone or mail; or

•	attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES YOU HAVE

Each stockholder has one vote for each share of our common stock that he or she owned on the Record Date for all matters being voted on.

QUORUM

A quorum is constituted by the presence, in person or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTES REQUIRED

Election of Directors. The eleven nominees for director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of directors. (See “Proposal One: Election of Directors” on page 3).

Approval of Executive Performance Bonus Plan and Ratification of Selection of Independent Auditors. To pass, these proposals will require the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a negative vote with respect to these proposals and broker non-votes will have the effect of votes not cast with respect to these proposals. (See “Proposal Two: Approval of Executive Performance Bonus Plan” on page 32 and “Proposal Three: Ratification of Selection of Independent Auditors” on page 39).

SIGN UP TO RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY

You have the option to receive future shareholder communications over the Internet exclusively. If you elect this option, the Company will not mail materials to you in the future, unless you request that we do so. This will cut down on bulky paper mailings, help the environment and reduce expenses paid by Gartner to mail materials. You may make this election by visiting http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number (shown on your proxy card) and tax identification number to log in. Then select Receive Company Mailings via E-mail and provide your email address.

PROPOSAL ONE:
ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Board currently has eleven directors who serve for annual terms.

NOMINEES

All of the nominees listed below (with the exception of Mr. Fradin) are incumbent directors and have agreed to serve another term, and Mr. Fradin has also agreed to serve as director. Mr. Maynard G. Webb, Jr., currently a director, is not standing for re-election. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2008 Annual Meeting or until a successor has been elected.

RECOMMENDATION OF OUR BOARD

Our Board recommends that you vote “FOR” the nominees listed below:

•	Michael J. Bingle

•	Richard J. Bressler

•	Russell P. Fradin

•	Anne Sutherland Fuchs

•	William O. Grabe

•	Eugene A. Hall

•	Max D. Hopper

•	John R. Joyce

•	Stephen G. Pagliuca

•	James C. Smith

•	Jeffrey W. Ubben

None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Mr. Hall’s employment agreement provides that we will include him on the slate of nominees to be elected to our Board during the term of his agreement. See “Executive Compensation — Employment Agreements with Executive Officers” on page 22. Messrs. Bingle and Joyce serve as directors pursuant to an agreement we entered into with Silver Lake Partners, L.P. and its affiliates (“Silver Lake Partners”) in April 2000. See “Transactions with Related Persons” on page 37. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT DIRECTOR NOMINEES

Michael J. Bingle, 35, has been a director since October 2004. Mr. Bingle is a Managing Director of Silver Lake, a private equity firm that he joined in January 2000. From 1996 to 2000, Mr. Bingle was a principal with Apollo Management, L.P., a private investment partnership. From 1994 to 1996, Mr. Bingle was an investment banker at Goldman, Sachs & Co., an investment banking firm. Mr. Bingle was nominated to the Board pursuant to our agreement with Silver Lake Partners. See “Transactions With Related Persons.”

Richard J. Bressler, 49, has been a director since February 2006. Mr. Bressler is a Managing Director of Thomas H. Lee Partners, L.P., a private equity firm that he joined in January 2006. From May 2001 through 2005, Mr. Bressler was Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Prior to joining Viacom, Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from March 1995 to June 1999. Before joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young. Mr. Bressler is a director of Warner Music Group Corp. and a director of American Media Operations, Inc.

Russell P. Fradin, 51 , is a new nominee to our Board. Since September 2006, he has been Chairman and Chief Executive Officer of Hewitt Associates, Inc., a provider of multi-service HR business process outsourcing and related consulting services. From February 2004 until joining Hewitt, he was President and Chief Executive Officer of Bisys Group, Inc., a provider of outsourcing solutions to investment firms, insurance companies and banks. From 1996 until 2003, Mr. Fradin held various senior positions at Automatic Data Processing, Inc., most recently as president of its Global Employer Services Group. Prior thereto, he spent 18 years at McKinsey & Company, serving most recently as Director.

Anne Sutherland Fuchs, 60, has been a director since July 1999. On January 1, 2003, Ms. Fuchs became a consultant to private equity firms. Prior to this, Ms. Fuchs was employed by LVMH Moët Hennessy Louis Vuitton, a global luxury products conglomerate, where she served as Executive Vice President of LVMH from March to December 2002 and as the global chief executive at Phillips de Pury & Luxembourg, LVMH’s auction house subsidiary, from July 2001 to February 2002. From 1994 to 2001, Ms. Fuchs worked for Hearst Magazines, where she was most recently the Senior Vice President and Group Publishing Director. Prior to joining Hearst, Ms. Fuchs held executive and publisher positions with a number of companies. Ms. Fuchs is a director of Pitney Bowes Inc. and Chair of the Commission on Women’s Issues for New York City.

William O. Grabe, 69, has been a director since April 1993. Mr. Grabe is a Managing Director of General Atlantic LLC, an investment firm, where he has worked since 1992. Prior to joining General Atlantic, Mr. Grabe retired from IBM Corporation as an IBM Vice President and Corporate Officer. Mr. Grabe is a director of Compuware Corporation, Digital China Holdings Limited, Lenovo Group Limited, LHS AG and Patni Computer Systems Ltd.

Eugene A. Hall, 50, has been our Chief Executive Officer and a director since August 2004. Prior to joining Gartner, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and service company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Max D. Hopper, 72, has been a director since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper is a director of Perficient, Inc.

John R. Joyce, 53, has been a director since July 2005. Mr. Joyce is a Managing Director of Silver Lake, a private equity firm that he joined in July 2005. Prior to joining Silver Lake Partners, Mr. Joyce spent 30 years with IBM, serving most recently as Senior Vice President and Group Executive of the IBM Global Services (IGS) division, the world’s largest information technology services and consulting provider. From 1999 to 2004, Mr. Joyce was Chief Financial Officer of IBM. Prior to that, Mr. Joyce served in a variety of roles, including President, IBM Asia Pacific and vice president and controller for IBM’s global operations. Mr. Joyce is a member of the Bertelsmann AG Supervisory Board. Mr. Joyce was nominated to the Board pursuant to our agreement with Silver Lake Partners. See “Transactions With Related Persons.”

Stephen G. Pagliuca, 52, has been a director since July 1990. Mr. Pagliuca is a founding partner of Information Partners Capital Fund, L.P., a venture capital fund, and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which Information Partners is associated. Prior to

1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. Mr. Pagliuca is a director of Burger King Holdings, Inc., ProSiebenSat.1 Media AG and Warner Chilcott Corporation. Mr. Pagliuca is also a certified public accountant.

James C. Smith, 66, has been a director since October 2002 and Chairman of the Board since August 2004. Until its sale in 2004, Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company. Prior to that, Mr. Smith was the Chief Executive Officer of First Health from January 1984 through January 2002 and President of First Health from January 1984 to January 2001. Mr. Smith is a director of Reliant Pharmaceuticals, Inc.

Jeffrey W. Ubben, 45, has been a director since June 2004. Mr. Ubben is a co-founder and Managing Partner of ValueAct Capital, an investment partnership. From 1995 to 2000, Mr. Ubben was a Managing Partner of BLUM Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is a director of Acxiom Corp., Catalina Marketing Corp. and Misys PLC. See “Transactions With Related Persons.”

COMPENSATION OF DIRECTORS

Directors who are also employees, and directors who we appoint at the request of another entity because of the relationship between that entity and us (i.e., Silver Lake Partners), receive no fees for their services as directors. All other directors receive the following compensation for their services:

Annual Fee:	$50,000 per director and an additional $60,000 for our non-executive chairman of the board, payable in four equal quarterly installments, on the first business day of each quarter. These amounts are paid quarterly, in arrears, in common stock equivalents (CSEs) granted under the Company’s 2003 Long-Term Incentive Plan (“2003 LTIP”), except that a director may elect to receive up to 50% in cash. The CSEs convert into common stock on the date the director’s continuous status as a director terminates, or as otherwise provided in the 2003 LTIP. The number of CSEs awarded is determined by dividing the aggregate retainer fees owed on the first business day following the close of the quarter by the closing price of the Company’s common stock on that date.
Annual Committee Chair Retainer:	$5,000 for the chair of each of our Compensation and Governance Committees. $10,000 for the chair of our Audit Committee. Amounts are payable in the same manner as the Annual Fee.
Annual Committee Member Retainer:	$5,000 for each of our Compensation and Governance Committee members and $10,000 for each Audit Committee member. Committee chairs receive both a committee chair and a committee member retainer. Amounts are payable in the same manner as the Annual Fee.
Annual Equity Grant:	$70,000 of restricted stock units, awarded annually on the date of the Annual Meeting of Stockholders. The restrictions lapse one year after grant.
Attendance Fee for Board Meetings:	None; however, we do reimburse directors for their expenses to attend meetings.

DIRECTOR COMPENSATION TABLE

This table sets forth compensation (in dollars) earned or paid in cash, and the value of equity awards made, to our outside directors on account of services rendered as a director in 2006.

	Fees
	Earned or
	Paid in	Stock
Name(1)	Cash(2)	Awards(3)	Total(4)

Michael J. Bingle	—	—	—
Richard J. Bressler	59,666	70,000	129,666
Anne Sutherland Fuchs	58,500	70,000	128,500
William O. Grabe	62,500	70,000	132,500
Max D. Hopper	60,000	70,000	130,000
John R. Joyce	—	—	—
Steven G. Pagliuca	65,000	70,000	135,000
James C. Smith	125,000	70,000	195,000
Jeffrey W. Ubben	55,000	70,000	125,000
Maynard G. Webb, Jr.	62,500	70,000	132,500

(1)	Mr. Maynard G. Webb, Jr. served as a director during 2006 but is not standing for re-election at the Annual Meeting. Additionally, pursuant to our agreement with Silver Lake Partners, Messrs. Bingle and Joyce do not receive any compensation for serving as director. See “Transactions with Related Persons” below.

(2)	Includes amounts earned in 2006 and paid in cash and/or common stock equivalents (CSEs) on account of (i) a $50,000 annual retainer fee; (ii) an additional $60,000 retainer fee for the chairman of the board (James C. Smith), (iii) a $5,000 annual retainer fee for each committee membership ($10,000 for audit); and (iv) an additional $5,000 retainer fee for service as a committee chairman ($10,000 for audit).

(3)	Represents the dollar amount recognized for 2006 financial statement reporting purposes under SFAS 123(R) for an annual equity grant consisting of restricted stock units (RSUs) that vest one year from the award date, which was June 8, 2006, the date of the 2006 Annual Meeting of Stockholders. The number of RSUs awarded (4,791) was calculated by dividing $70,000 by the closing price of Gartner common stock on the award date. These amounts reflect the Company’s aggregate accounting expense for 2006 and 2007, and may not correspond to the actual value that will be recognized by the directors.

(4)	The following directors had common stock equivalents at January 2, 2007 (the date of the last payment on account of 2006 directors’ fees) on account of accrued directors’ fees paid in CSEs as follows: Mr. Bressler: 1,815; Ms. Fuchs: 23,152; Mr. Grabe: 33,641; Mr. Hopper: 23,860; Mr. Pagliuca: 34,533; Mr. Smith: 29,854; Mr. Ubben: 10,536; and Mr. Webb: 24,466. As noted above, directors’ fees are paid in CSEs unless a director elects to receive up to 50% of the fees in cash, and CSEs are settled in shares of common stock when the director ceases serving as such. See “Compensation of Directors” above. The following directors had outstanding option awards at December 31, 2006: Mr. Hall (CEO): 1,460,000; Ms. Fuchs: 21,000; Mr. Grabe: 28,000; Mr. Hopper: 28,000; Mr. Pagliuca: 28,000; Mr. Smith: 29,000; Mr. Ubben: 22,000; and Mr. Webb: 11,000. Mr. Hall’s options were awarded to him in connection with his service as Chief Executive Officer of the Company. Additional detailed information about beneficial ownership of our common stock by directors (including the options mentioned above to the extent vested) is contained under “Security Ownership of Certain Beneficial Owners and Management” below.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Our Board Principles and Practices are available at www.investor.gartner.com under the “Corporate Governance” link and are periodically reviewed and revised as necessary by our Board. They require that our Board be comprised of a majority of directors who meet the criteria for independence set forth by the New York Stock

Exchange (“NYSE”) in its corporate governance standards (Listing Manual, Section 303A.02), as well as the Securities and Exchange Commission (“SEC”) where applicable. Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Compensation Committee members must be independent under Rule 16b-3 promulgated under the 1934 Act and qualify as an outside director under regulations promulgated under 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Utilizing all of these criteria, the Board annually assesses the independence of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each non-management director and the Company, its auditors and other companies that do business with Gartner. Any director who changes his or her primary employment must tender a resignation from the Board in order to enable the Governance Committee to determine whether the change in employment or other relationship creates an actual or potential conflict of interest, lack of independence or other issues that render the director’s continued service undesirable, thereby allowing the Board to avoid removing the director. In 2006, after analysis and recommendation by the Governance Committee, the Board determined that all of our non-management directors (i.e., Messrs. Michael Bingle, Richard Bressler, William Grabe, John Joyce, Max Hopper, Stephen Pagliuca, James Smith, Jeffrey Ubben and Maynard G. Webb, Jr. and Ms. Anne Sutherland Fuchs) are independent under the NYSE standards, that our Audit Committee members (Messrs. Bressler, Hopper and Smith) are also independent under Section 10A-3, and that our Compensation Committee members (Messrs. Webb, Joyce and Ubben and Ms. Fuchs) are independent under SEC Rule 16b-3 and qualify as outside directors under Code Section 162(m) regulations. Additionally, the Board has determined that Mr. Fradin, a new nominee for election to the Board at the 2007 Annual Meeting, is independent under the NYSE standards. Any material relationships considered by the Board are disclosed under “Transactions with Related Persons” below. Our sole management director, Mr. Hall, does not sit on any standing committees.

BOARD AND COMMITTEE MEETINGS AND ANNUAL MEETING ATTENDANCE

Our Board held six meetings during 2006. During 2006, all of our directors, with the exception of Messrs. Hopper, Pagliuca and Joyce, attended at least 75% of the aggregate of all Board and committee meetings held (during the periods in which such director served as a director and/or committee member.) At each Board meeting, the non-management directors met in executive session. James C. Smith, our non-executive Chairman of the Board, presided over these executive sessions. Directors are welcome, but not required, to attend the Annual Meeting of Stockholders, and we make all appropriate arrangements for directors that choose to attend. In 2006, only Mr. Hall attended the Annual Meeting of Stockholders.

COMMITTEES GENERALLY AND CHARTERS

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating and all committee members have been determined by our Board to be independent under applicable standards. Our Board of Directors has approved a written charter for each committee which is reviewed annually. A current copy of each charter is available at www.investor.gartner.com under the “Corporate Governance” link. See “Available Information” below.

GOVERNANCE/NOMINATING COMMITTEE

Our Governance/Nominating Committee (the “Governance Committee”) presently consists of Ms. Fuchs and Messrs. Grabe (Chairperson) and Bingle and held three meetings during 2006. Our Governance Committee considers such matters as: the size, composition and organization of our Board, the independence of directors; our corporate governance policies, including periodically reviewing and updating our Board Principles and Practices; the criteria for membership as a director and the selection of individuals for election to the Board; evaluations of director independence; recommendations of assignments to Board committees; recommendations concerning the form and amount of director compensation; overseeing the performance evaluation of our Chief Executive Officer; overseeing management succession planning; and conducting an annual performance evaluation of our Board and

Board committees. The Governance Committee is responsible for recommending the form and amount of director compensation, and in doing so, must consider the impact of compensation on director independence.

Candidates for Board nomination are brought to the attention of the Governance Committee by current Board members, management, shareholders or other persons. At this time, we have retained Spencer Stuart & Associates to assist in identifying and/or evaluating candidates. Potential new candidates are evaluated at regular or special meetings of the Governance Committee, and then considered by the entire Board. The Governance Committee charter specifies that the Committee will consider and evaluate individuals who are nominated by shareholders for election to the Board. Shareholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, availability and experience of all candidates that are presented to it for consideration, with the overriding objective being to select candidates best able to carry out the Board’s responsibilities and/or to complement the talent and experience represented on the Board in view of the current Board needs. Each nominee for election at the 2007 Annual Meeting of Stockholders was recommended for nomination by the Governance Committee, and nominated by the full Board for election. Additionally, each nominee (other than Mr. Fradin) is an incumbent director. Mr. Fradin was brought to the attention of the Governance Committee by both board members and Spencer Stuart. Mr. Maynard G. Webb, Jr., an incumbent director, is not standing for re-election. At the present time, pursuant to its agreement with the Company, Silver Lake Partners, the holder of 12.7% of our common stock, is entitled to designate two members of our Board — Messrs. Bingle and Joyce. In addition, Mr. Jeffrey Ubben, a director, is affiliated with ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund III, L.P., and affiliates (“ValueAct”), the holders in the aggregate of 19.8% of our common stock, although ValueAct does not have a contractual right to designate a director.

AUDIT COMMITTEE

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the 1934 Act. Our Audit Committee presently consists of Messrs. Bressler (Chairperson), Hopper and Smith. Our Board has determined that Mr. Bressler qualifies as an Audit Committee Financial Expert as defined by the rules of the SEC and has the requisite accounting or related financial management expertise required by the NYSE corporate governance listing standards, and that all members are financially literate as required by the NYSE corporate governance listing standards. During 2006, the Audit Committee held five meetings.

Our Audit Committee serves as an independent body to assist in Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. Additionally, the Committee prepares the Audit Committee Report as required by the SEC and included in this Proxy Statement below, retains and terminates the Company’s independent auditors (subject to stockholder ratification), approves fees for audit and non-audit services, and provides an open avenue of communication among the independent accountants, the internal auditors, management and the Board.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, approving the engagement letter describing the scope of the audit, and resolving disagreements between management and the auditors regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements. The auditors report directly to the Audit Committee. By meeting with independent auditors and internal auditors, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, changes to these standards, polices and practices and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our internal audit function reports directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the independent auditors and separately with the internal auditors, without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number that is managed by a third party is available for confidential and anonymous submission of concerns. All submissions are reported to the General Counsel and, in turn, to the Chairman of the Audit Committee. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

COMPENSATION COMMITTEE

Our Compensation Committee presently consists of Messrs. Webb (Chairperson), Joyce and Ubben, and Ms. Fuchs. Our Board has determined that each member of the Compensation Committee qualifies as a non-employee director under Rule 16b-3 promulgated under the 1934 Act and as an outside director under regulations issued under Section 162(m) of the Code. During 2006, the Compensation Committee held six meetings. The Compensation Committee has responsibility for administering and approving all elements of compensation for the Chief Executive Officer and other executive officers. It also approves, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our 2003 Long-Term Incentive Plan (the “2003 LTIP”), and administers the 2003 LTIP. Consistent with the terms of the 2003 LTIP, the Committee has delegated to the CEO the authority to make awards to certain individuals not to exceed $100,000 in value or $1,000,000 in aggregate value in a calendar year. This delegation does not permit any award to an employee subject to Section 16 of the 1934 Act (i.e., all executive officers) or any award which would jeopardize the 2003 LTIP’s qualifications under Section 162(m) of the Code or Rule 16b-3 promulgated under the 1934 Act. The purpose of this delegation is to grant flexibility to the CEO in new hire, retention and promotion situations involving key personnel other than executive officers.

The Compensation Committee is responsible for evaluating CEO performance (with the oversight of the Governance Committee), establishing CEO compensation for approval by the full board, approving annual salary increases for other executive officers, approving the final terms of the annual equity awards for executive officers and other employees, approving the annual bonus program for executive officers and approving company-wide annual salary increases and bonus programs. In setting CEO compensation and compensation for other executive officers, the Committee will consider the results of performance evaluations, benchmarking, the advice of our outside compensation consultant, Frederic W. Cook, Inc. (“Cook”), published survey data and input from the CEO and human resources department. The CEO is responsible for reviewing the performance of all other executive officers, all of whom report directly to him, and recommending the annual salary increase, bonus program and equity award for these executive officers to the Committee for its approval. Please refer to the “Compensation Discussion and Analysis” on page 13 herein for a more detailed discussion. The Compensation Committee is also responsible for approving the form and amount of director compensation.

Cook is retained by the Company on an annual basis to provide guidance to the Compensation Committee and to management in connection with the Company’s compensation programs and equity plans. While Cook maintains a working relationship with management, it has direct reporting responsibility to the Chairman of the Compensation Committee.

The Committee reviews and approves management’s Compensation Discussion and Analysis contained on page 13 of this Proxy Statement, recommends its inclusion in this Proxy Statement (and Annual Report on Form 10-K for 2006) and issues the related report to stockholders as required by the SEC (see “Compensation Committee Report” on page 18 below).

Compensation Committee Interlocks and Insider Participation.  During 2006, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under “Transactions With Related Persons,” except for Mr. John Joyce, in connection with his relationship to Silver Lake Partners, and Mr. Jeffrey Ubben, in connection with his relationship to ValueAct. See “Transactions with Related Persons — Relationships with Silver Lake Partners and ValueAct” below for a description of the Company’s transactions with Silver Lake Partners and ValueAct in 2006. Additionally, during 2006, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to own at least 10,000 shares of our common stock. New directors also have three years from election or appointment to comply with the policy as follows: 25% within one year of election or appointment; 50% within two years of election or appointment; and 100% within three years of election or appointment.

CODE OF ETHICS

Gartner has adopted a CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers, a Code of Business Conduct, which applies to all Gartner officers, directors and employees, and Principles of Ethical Conduct which applies to all employees. All of these codes are available at www.investor.gartner.com under “Corporate Governance.” At least annually, each director and each member of senior management must affirm his or her compliance with the Code of Business Conduct. See “Available Information” below.

EXECUTIVE OFFICERS

GENERAL INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following individuals were serving as our executive officers on April 12, 2007:

Name	Age	Title

Eugene A. Hall	50	Chief Executive Officer and Director
Alister L. Christopher	46	Senior Vice President, Worldwide Events
Donna A. Collins	47	Senior Vice President, Client Services
Kendall B. Davis	38	Senior Vice President, High Tech & Telecom Programs
Darko Hrelic	50	Senior Vice President and Chief Information Officer
Robin B. Kranich	36	Senior Vice President, End User Programs
Dale Kutnick	57	Senior Vice President, Executive Programs
Christopher J. Lafond	41	Executive Vice President and Chief Financial Officer
Timothy T.M.F. Noble	40	Senior Vice President, Sales
Robert C. Patton	46	President, Gartner Consulting
Michele E. Riess	46	Senior Vice President, Human Resources
Lewis G. Schwartz	56	Senior Vice President, General Counsel & Corporate Secretary
Peter Sondergaard	43	Senior Vice President, Research
Joseph T. Waters	48	Senior Vice President and Chief Marketing Officer

Eugene A. Hall has been our Chief Executive Officer and a director since August 2004. Prior to joining Gartner, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Alister L. Christopher has been our Senior Vice President, Worldwide Events since June 2003. During his 11 years at Gartner, Mr. Christopher has served in a variety of roles, including Sales Executive; Director, Sales Operations in EMEA; Vice President of EMEA Inside Sales; Group Vice President, North American Inside Sales; and Group Vice President, EMEA Sales. Prior to joining Gartner in August 1996, Mr. Christopher spent 10 years in the IT industry.

Donna A. Collins has been our Senior Vice President, Client Services since August 2006. Prior to joining Gartner, Ms. Collins spent 20 years at Automatic Data Processing, Inc., serving most recently as Senior Vice President of service in ADP’s Small Business Services Division, prior thereto, as Division Vice President of business engineering solutions for ADP’s Major Accounts Division, and prior thereto as Vice President and General Manager of ADP’s Chesapeake office. Ms. Collins is a certified public accountant.

Kendall B. Davis has been our Senior Vice President, High Tech & Telecom Programs since August 2006. Prior to that, he served as Senior Vice President, Strategy, Marketing and Business Development. Prior to joining Gartner in September 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.

Darko Hrelic has been our Senior Vice President and Chief Information Officer since January 2007. Prior to joining Gartner, he spent five years at Automatic Data Processing, Inc., most recently as Vice President and Chief Technology Officer in ADP’s Employers Services Division. Prior to joining ADP, Mr. Hrelic spent over 21 years at IBM, principally at the TJ Watson Research Center.

Robin B. Kranich has been our Senior Vice President, End User Programs since August 2006. From November 2004 until August 2006, she served as Senior Vice President, Research Operations and Business Development. During her more than 12 years at Gartner, Ms. Kranich has held various roles, including Senior Vice President and General Manager of Gartner EXP, Vice President and Chief of Staff to Gartner’s president and various sales and sales management roles. Prior to joining Gartner in September 1994, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

Dale Kutnick has been our Senior Vice President, Executive Programs since February 2007. Prior to that, he served as Senior Vice President and Director of Research. Prior to joining Gartner in April 2005, Mr. Kutnick was the co-founder, Chairman of the Board and Research Director of Meta Group, Inc. Mr. Kutnick spent 14 years at Meta, from its inception in January 1989 to January 2003. Prior to co-founding Meta, Mr. Kutnick was Executive Vice President, Research at Gartner, and Executive Vice President of Gartner Securities.

Christopher J. Lafond has been our Executive Vice President, Chief Financial Officer since October 2003. From January 2002 to October 2003, Mr. Lafond served as Chief Financial Officer for North America and Latin America. From July 2000 to December 2001, Mr. Lafond was Group Vice President and North American Controller. Mr. Lafond joined us in March 1995 and has held several finance positions, including Director of Finance, Vice President of Finance and Assistant Controller. Prior to joining Gartner, Mr. Lafond was Senior Financial Planner at International Business Machines Corporation and an Analyst in fixed-income asset management at J.P. Morgan Investment Management.

Timothy T.M.F. Noble has been our Group Vice President, Worldwide Sales since January 2006. From August 2003 to January 2006, Mr. Noble was Group Vice President, EMEA Sales for Gartner UK. From October 2001 to August 2003, Mr. Noble was our Group Vice President, Inside Sales. From October 2000 when he joined Gartner, to October 2001, he was Regional Vice President, Sales for Gartner UK.

Robert C. Patton has been President, Gartner Consulting since he joined Gartner in April 2004. Prior thereto, Mr. Patton worked for 13 years at Cap Gemini Ernst & Young in numerous senior management roles, most recently as CEO, Government Solutions. Previously, he was managing director CGE&Y Americas sector. Mr. Patton is a certified public accountant.

Michele E. Riess has been our Senior Vice President, Human Resources, since February 2006. Prior to joining Gartner, Ms. Riess spent 11 years at Automatic Data Processing, Inc., most recently as Vice President — HR Shared Services. Prior to joining ADP, Ms. Riess held various HR roles at Home Insurance Company.

Lewis G. Schwartz has been our Senior Vice President, General Counsel and Corporate Secretary since January 2001. Prior to joining Gartner, Mr. Schwartz was a partner with the law firm of Shipman & Goodwin LLP, serving on the firm’s management committee. Before joining Shipman & Goodwin, Mr. Schwartz was a partner with Schatz & Schatz, Ribicoff & Kotkin, an associate in New York City at Skadden, Arps, Slate, Meagher & Flom, and an assistant district attorney in New York County (Manhattan).

Peter Sondergaard has been our Senior Vice President, Research since August 2004. During his 17 years at Gartner, Mr. Sondergaard has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector Vice President and General Manager for Gartner Research EMEA. Prior to joining Gartner, Mr. Sondergaard was research director at International Data Corporation in Europe.

Joseph T. Waters has been our Senior Vice President and Chief Marketing Officer since February 2007. From January 2005 until February 2007, he served as Senior Vice President, Executive Programs. Prior to rejoining Gartner in August 2002, Mr. Waters was the chief operating officer for ScreamingMedia, an Internet content syndication solutions provider based in New York City. From 1985 to 1999, Mr. Waters served Gartner in a variety of senior sales, marketing and product leadership roles, including head of Eastern Region sales for North America and head of worldwide marketing. Mr. Waters started his career with Xerox Corporation, where he spent four years in sales and product-marketing support.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of compensation awarded to, earned by, or paid to the Company’s executive officers, including all named executive officers, in 2006. This discussion explains all material elements of the Company’s compensation of these officers, including (i) the objectives of the Company’s compensation policies; (ii) what the compensation program is designed to reward; (iii) each element of compensation; (iv) why the Company chooses to pay each element; (v) how the Company determines the amount (and, where applicable, the formula) for each element to pay; and (vi) how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are two-fold:

•	to attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation; and

•	to motivate our executives to maximize the performance of our company through pay-for-performance compensation components based on the achievement of aggressive, but attainable, corporate performance targets that are established at the beginning of each year and are not adjusted.

What the Compensation Program is Designed to Reward

Our guiding philosophy is that executive compensation should be linked to corporate performance — the better Gartner performs, the higher the officer’s compensation should be. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for the achievement of corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance) which builds stockholder value.

Both our short-term and long-term incentive compensation is earned by executives, if at all, only upon the achievement by the Company of certain measurable performance objectives that are deemed by management and the Compensation Committee to be critical to the Company’s long-term success. For 2006, these objectives were set at a base level that was above the prior year’s measure, and the amount of compensation that could be earned increased as Company performance increased. Finally, we believe that the proportion of an executive’s compensation attributable to corporate performance objectives should increase as the individual’s business responsibilities increase.

Each Element of Compensation and Why the Company Chooses to Pay Each Element

Compensation for our executive officers consists of three principal elements: base salary, short-term incentives (cash bonuses) and long-term incentives (equity awards under our 2003 Long-Term Incentive Plan). We pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan. We pay short-term and long-term incentive compensation to reward our executives for outstanding performance, to motivate our executives to continue to deliver outstanding performance and to make them stakeholders in the success of our Company by aligning their interests with those of the stockholders. In addition, we maintain a basic perquisites program to provide a fully competitive package. For a description of these benefits, see Other Compensation Table below.

How the Company Determines the Amount (and Where Applicable, the Formula) for Each Element to Pay

In General.  The salary, short-term and long-term incentive compensation elements for the CEO are established by the Compensation Committee after evaluation, together with other independent directors, of the CEO’s performance and after considering recommendations from the Company’s compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”). The salary, short-term and long-term incentive compensation elements for the other executive officers are recommended by the CEO for approval by the Compensation Committee. In formulating his recommendation, the CEO undertakes a performance review of these executives, and considers input from compensation and human resources personnel at the Company, as well as the benchmarking data and other input from Cook. Ultimate approval of executive officer compensation, including in particular short-term incentive compensation in the form of bonuses and long-term incentive compensation in the form of equity awards, resides with the Compensation Committee.

Benchmarking.  Cook provides us with comparative data, updated on an annual basis, of salary, short-term incentive (bonus) and long-term incentive compensation paid to individuals occupying comparable positions at companies of similar industry and size, for use as one factor, among others, for determining the amount of each of these compensation elements to be paid to our CEO and other executive officers. This comparative data is based upon most recently available proxy statement data for a peer group of companies that is developed collaboratively by Cook and management, with the approval of the Compensation Committee, as well as certain published U.S. survey data.

For 2006, our peer group consisted of 15 U.S.-based public companies in the high tech industry with a particular focus on software and services that approximate Gartner in terms of revenues, net income, total assets, market capitalization and/or total employees, and that compete with Gartner for executive talent both from a hiring and a retention standpoint. (There are no direct peer companies or competitors of comparable size.) The composition of the peer group is reviewed and revised as necessary on an annual basis. These companies (the “Peer Group”) are:

Adobe Systems, Inc.	Hyperion Solutions Corp.
Autodesk, Inc.	Keane Inc.
BEA Systems Inc.	McAfee Inc.
BMC Software Inc.	Mercury Interactive Corp.
Cadence Design Systems Inc.	Novell Inc.
Citrix Systems, Inc.	Sybase, Inc.
Cognos Inc.	Verisign, Inc.
Dun & Bradstreet Corp.

From available Peer Group data, applying consistent valuation methodologies, Cook calculated median, 25th percentile and 75th percentile data for salary, bonus and long-term incentives by executive officer position for the top five reported officers (generally, CEO, CFO, general counsel, business unit heads, head of sales). Additionally, Cook provided data from four national surveys, two of which are leading high technology industry surveys and two of which are general industry surveys. From these national surveys, additional data were obtained for other executive officer positions (such as business unit heads).

In 2006, our overall goal was to provide an aggregate compensation package to our executive officers that presented a “middle of the road” approach as compared to the aggregate compensation paid by our Peer Group. In determining the amount of each element, we gave greater weight to the long-term incentive compensation element, as compared to the cash elements, in order to drive corporate performance.

Base Salary.  We set base salaries by evaluating the responsibilities of the position, the experience of the individual, the achievement by the individual of personal performance goals and objectives, and the marketplace in which we compete for the executive talent we need. In addition, where possible, we review salary information for comparable positions for members of our Peer Group. Executive officers (other than Mr. Hall) receive a company-wide salary merit increase on an annual basis as a group. The merit increase for 2006 was 3% (determined based upon a methodology discussed below in “How each Compensation Element and the Company’s Decisions Regarding that Element Fit into the Company’s Overall Compensation Objectives and Affect Decisions Regarding Other Elements”) and was applied against each officer’s prior year’s base salary. The CEO may recommend material increases and decreases in salary of executive officers on an individual basis in the case of retentions, promotions or other significant job changes, subject to approval by the Compensation Committee. The Compensation Committee sets the CEO’s base salary on an annual basis.

Short-Term Incentives (Cash Bonuses).  We designed the annual cash bonus component of incentive compensation to align pay with our short-term (annual) performance. For 2006, the percentage of target bonus for Gartner employees was based on a sliding scale weighting of corporate versus individual performance goals based on the employee’s position in Gartner, with the bonus for more senior employees being more heavily weighted towards corporate performance. For executive officers, bonus targets (expressed as a percentage of salary) were based solely on achievement of company-wide financial performance objectives for 2006 (with no individual performance component) and varied from 40% to 100% of salary depending upon level of responsibility. With respect to our named executive officers, bonus targets were 100% for Mr. Hall, 80% for Mr. Patton and 60% for each of Messrs. Lafond, Sondergaard and Schwartz. The financial objectives and weightings used for 2006 for all executive officers were EBITDA (50%), Core Research Contract Value (30%) and Total Sales Bookings (20%). If financial objectives are not attained, no bonus is earned or payable. The target objective amounts (resulting in 100% payment of target bonus) were EBITDA ($135 million), Core Research Contract Value ($458 million) and Total Sales Bookings ($895 million). The EBITDA target objective represented growth of 29% over 2005. The Core Research Contract Value and Total Sales Bookings target objectives represented growth of 6% and 7%, respectively, over 2005 on a foreign exchange neutral basis. Bonuses were payable, in part, if at least an 80% attainment level of each of these objectives was achieved. A maximum of 170% of target bonus could be earned based upon an attainment level of at least 140% of the EBITDA target objective amount and at least 200% of each of the Core Research Contract Value and Total Sales Bookings target objectives amounts. In 2006, we exceeded our target financial objectives, and earned bonuses for executive officers were approximately 112.5% of target. Bonuses were paid according to the bonus plan approved by the Compensation Committee without any modification by the Committee.

Long-Term Incentives (Equity Awards).  We believe that ownership of our stock is a key element of our compensation program. It provides a retention incentive for our executive officers and aligns their personal objectives with long-term stock price appreciation, and, therefore, the interests of our stockholders. Additionally, we believe the combination of performance-based and time-based vesting criteria associated with our long-term incentive awards provide great motivation and retention value to our officers. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our 2003 Long-Term Incentive Plan (“2003 LTIP”). Presently, we have determined to make an annual award to executives of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PRSUs”), both of which vest over time based upon continued service, and to utilize time-based restricted stock units (“RSUs”) for certain other employees that will be earned for continued employment and exemplary performance. The executive award is balanced between SARs, which reward for stock price increases, and PRSUs, which reward financial performance. If performance objectives for PRSUs are not met, the PRSU award is forfeited. No part of the award earned is based upon individual performance. No performance objectives for any

PRSU intended to qualify under 162(m) of the Code (i.e., awards to executive officers) may be modified by the Committee. While the Committee does have discretion to modify other aspects of the awards (subject to the terms of the 2003 LTIP), no modifications were made in 2006. In addition, equity awards with a time-based vesting component were granted to executive new hires (other than the Named Executive Officers) in 2006 (after approval by the Compensation Committee) at the commencement of employment as an inducement to join the Company.

For 2006, the number of PRSUs awarded to executive officers and eligible to vest ranged from 0% to 200% of the original approved target award amount (100%) based upon the achievement of certain levels of a specified 2006 internal sales objective related to sales bookings of our research segment — a measurement of growth in our largest business segment. The 0% threshold was set at achievement of less than $580 million of this sales objective, which represented approximately 6.8% growth over 2005, and the 100% target threshold was set at achievement of at least $590 million of this sales objective, which represented approximately 8.7% growth over 2005, in each case on a foreign exchange neutral basis. This means that, had there been less than 6.8% growth in this sales objective, the entire PRSU award would have been forfeited. Seventy percent (70%) of the target number of PRSUs would be awarded with achievement of at least $580 million of this objective, and 200% of the target number of PRSUs would be awarded with achievement of at least $630 million of this objective. We established targets that scaled in a roughly linear manner between the 0% and 200% thresholds.

The aggregate value of the executive target awards was set at our Peer Group’s median value for this element of compensation, and individual executive target amounts varied with increasing levels of responsibility. The higher the level of objective achieved, the greater the award amount. On February 15, 2007, the Compensation Committee determined that 2006 PRSUs eligible to vest were 164.5% of the target number of units awarded based upon the level of achievement of the specified internal sales objective. Both the eligible PRSUs and the SARs awarded to executive officers in 2006 vest 25% per year commencing on May 15, 2007 and on each anniversary thereof subject to continued employment on the vesting date. The SARs, the amount of which was fixed on grant, are exercisable for seven years and two months following grant.

Chief Executive Officer.  Eugene Hall became our Chief Executive Officer in August 2004. In view of the performance of the Company during his tenure and since Mr. Hall’s employment agreement with the Company was due to expire in July 2007, in late 2006 the Compensation Committee resolved to enter into negotiations with Mr. Hall to procure a contract extension on mutually acceptable terms. This decision was driven in large part by the Company’s improved performance under Mr. Hall’s leadership based upon measurable performance metrics, including the increase in the Company’s contract value (from $509.2 million in 2004 to $640.3 million in 2006), total revenues (from $893 million in 2004 to $1,060 million in 2006), net income (from $16.9 million in 2004 to $58 million in 2006) and stock price (from $12.79 at December 31, 2004 to $19.79 at December 31, 2006). Consistent with the Company’s stated objective of rewarding performance, a new five-year employment agreement was entered into by the Company and Mr. Hall on February 15, 2007, effective January 1, 2007, which provides for an annual aggregate compensation package of $7,000,000 per year, comprised of salary, bonus and long-term incentive awards, representing an approximate 5% increase over his 2006 aggregate compensation package. See “Employment Agreements with Executive Officers” below for a detailed discussion of this agreement. A more detailed analysis of our financial performance for 2006 is contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2006 Annual Report on Form 10-K, as filed with the SEC.

How each Compensation Element and the Company’s Decisions Regarding that Element Fit into the Company’s Overall Compensation Objectives and Affect Decisions Regarding Other Elements.

As noted above, our two primary compensation objectives are to pay compensation that is competitive in the marketplace from which we draw executive talent, and to drive company performance and stockholder value through pay-for-performance compensation policies.

We establish salary and short-term incentive compensation at levels necessary to hire and retain the top executive talent we need to successfully manage Gartner and execute upon our corporate strategy. We provide annual salary increases on a company-wide basis that are based in large part upon published projected U.S. salary increase data (sources include BLR, Buck Consultants, Culpepper, Hewitt, Mercer and WorldatWork). These increases are also applied across the board to executive officers as a group (with the exception of Mr. Hall), with material increases in compensation to executive officers made only for purposes of retentions, promotions or other circumstances involving significantly increased responsibilities. In 2006, our salaries and bonuses to executive officers were below the Peer Group median. This reflects our belief that long-term incentive compensation contributes to a greater degree to retention and to the delivery of top performance; accordingly, we allocate compensation more heavily to that element. Our 2006 long-term incentive award to executive officers was at 100% of the Peer Group median. Overall, our aggregate cash and long-term incentive compensation to executive officers for 2006 approximated the Peer Group median, which achieved our “middle of the road” approach.

The Company is presently considering the adoption of a policy regarding the adjustment or recovery of awards or payments to executive officers if the performance measures upon which these awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of the award. This situation has not presented itself to date. Since the personal interests of executive officers are aligned with stockholders through our long — term incentive awards (that vest over time), the Company does not have a stand-alone stock ownership requirement for executive officers. Finally, prior compensation to executive officers is the baseline from which the next year’s compensation is established in the manner discussed above (through application of management recommendations, Peer Group data and survey data regarding salary increases, etc). To date, gains from prior option or equity awards have not been taken into account when setting compensation elements.

Accounting and Tax Impact

In setting compensation, the Compensation Committee and management consider the potential impact of Section 162(m) of the Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from deducting on its corporate income tax return individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Section 162(m) also provides for certain exemptions to this limitation, specifically compensation that is performance-based within the meaning of Section 162(m) and that is issued under a stockholder-approved plan. The PSRU component of the 2006 long — term incentive awards is performance-based and issued under the 2003 LTIP, which has been approved by stockholders, and, therefore, is deductible under Section 162(m). Our 2006 short-term incentive awards were not made pursuant to a stockholder-approved plan, and, accordingly, may not be deductible in their entirety. In 2006, only a portion of Mr. Hall’s cash bonus was not deductible. Although the Compensation Committee endeavors to maximize deductibility of compensation under 162(m), it maintains the discretion to retain maximum flexibility in establishing compensation elements and to approve compensation that may not be deductible under this Section, if the Committee believes the compensation element to be necessary or appropriate under the circumstances. For example, the CEO’s initial award of 500,000 restricted shares made in 2004 was cancelled and replaced in 2005 with an identical award under our 2003 LTIP to ensure deductibility for corporate income tax purposes.

The second proposal to our shareholders at this year’s Annual Meeting seeks approval of a proposed Executive Performance Bonus Plan. Adoption of this Plan will allow the Company to fully deduct performance — based cash bonus compensation paid to Named Executive Officers. See Proposal Two — Approval of Executive Performance Bonus Plan on page 32.

Grant of Equity Awards

The Board of Directors has approved and adopted a formal policy with respect to the grant of equity awards under our 2003 LTIP which codified and formalized existing practices. Equity awards may include stock options, stock appreciation rights (SARs), awards of restricted stock (RSAs) and awards of restricted stock units (RSUs). In 2006, all awards to Named Executive Officers took the form of RSUs with performance elements (PRSUs) and SARs. Pursuant to the 2003 LTIP, the Committee may not delegate its authority with respect to Section 16 persons, or in any way which would jeopardize the 2003 LTIP’s qualification under Section 162(m) of the Code or Rule 16b-3 promulgated under the 1934 Act. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval.

Consistent with the 2003 LTIP, at least annually, the Compensation Committee approves a delegation of authority to the CEO to make equity awards under the 2003 LTIP to permitted Gartner employees on account of new hires, retention or promotion without the approval of the Compensation Committee. The current delegation of authority specifies a maximum award “value” of $100,000 per individual, and a maximum aggregate award “value” of $1,000,000 for the calendar year. For purposes of this computation, in the case of RSAs and RSUs, “value” is calculated based upon the Fair Market Value (defined in the 2003 LTIP as the closing price on the New York Stock Exchange on the date of grant) of a share of Gartner common stock, multiplied by the number of RSAs or RSUs. In the case of options and SARs, the “value” of the award will be the Black-Scholes-Merton calculation of the value of the award utilizing assumptions appropriate on the award date. Any awards made under this delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure of annual long-term incentive awards comprising the long — term incentive compensation element of our compensation package to executive officers is established and approved by the Compensation Committee in the first quarter. The specific terms of the awards (number of PRSUs and SARs and performance criteria) are determined, and the awards are approved and made, on the same date after the release of the Company’s prior year’s financial results. The 2006 long-term incentive awards to executive officers were approved by the Compensation Committee and made on March 15, 2006, after release of our 2005 financial results. The final amount of PRSUs issuable on account of the 2006 award was determined by the Compensation Committee on February 15, 2007 upon final determination of the performance criteria. New hire, retention and promotion awards to executive officers are recommended by the CEO to the Compensation Committee for its approval.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. Generally speaking, executive new hire awards given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date (and after approval of the Compensation Committee), and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval, but the grant of these awards may be delayed pending the release of material non-public information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, as well as in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Maynard G. Webb, Jr.
Anne Sutherland Fuchs
John R. Joyce
Jeffrey W. Ubben

SUMMARY COMPENSATION TABLE

This table describes compensation earned in 2006 (in dollars) by our CEO, CFO and three most highly compensated executive officers (other than the CEO and CFO) (the “Named Executive Officers”).

					Non-
					Equity
					Incentive
		Base	Stock	Option	Plan	All Other
Name and Principal Position	Year	Salary(1)	Awards(2)	Awards(2)	Compensation(3)	Compensation(4)	Total

Eugene A. Hall	2006	664,625	3,741,521	1,458,157	753,188	138,936	6,756,427
Chief Executive Officer (PEO)(5)
Christopher J. Lafond	2006	388,550	425,639	449,142	264,195	45,412	1,572,888
EVP and Chief Financial Officer (PFO)
Robert C. Patton	2006	460,125	344,379	474,898	417,150	46,681	1,743,233
President, Consulting
Peter Sondergaard	2006	317,552	212,952	180,741	227,164	235,253	1,173,662
SVP, Research(6)
Lewis G. Schwartz	2006	347,650	212,819	302,403	236,385	44,176	1,143,433
SVP, General Counsel & Corporate Secretary

(1)	Each of the Named Executive Officers (other than Mr. Sondergaard) elected to defer a portion of his salary under the Company’s Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table on page 30.

(2)	Represents the dollar amount recognized for 2006 financial statement reporting purposes for the fair value computed in accordance with SFAS 123(R) with respect to all outstanding equity awards for each Named Executive Officer (including awards made in prior fiscal years). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be received by the Named Executive Officers. For additional information concerning the related SFAS 123(R) calculations, see Note 10 — Stock-Based Compensation — to the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(3)	Represents performance-based cash bonuses earned at December 31, 2006 and paid in February 2007. See “Terms of Awards to Executive Officers — Non-Equity Incentive Awards” discussed below.

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See “Employment Agreements With Executive Officers” below.

(6)	Mr. Sondergaard relocated from the Company’s office in the United Kingdom in July 2006. All amounts earned in the UK are expressed in dollars using an average foreign exchange rate in effect for the first six months of 2006 (the period of time in which he was in the UK) of US $1.00: GBP 1.78491.

OTHER COMPENSATION TABLE

This table describes each component (in dollars) of the All Other Compensation column in the Summary Compensation Table.

			Company
		Company	Match Under
	Lump Sum	Contribution Under	Non-qualified
	in Lieu of	Defined	Deferred
	Specific Benefits	Contribution	Compensation
Name	(grossedup)(1)	Plans(2)	Plan(3)	Other(4)		Total

Eugene A. Hall	—	8,200	20,585	109,881	(5)	138,936
Christopher J. Lafond	21,882	8,200	9,542	5,788		45,412
Robert C. Patton	22,206	8,200	12,405	3,870		46,681
Peter Sondergaard	18,043	7,545	—	209,665	(6)	235,253
Lewis G. Schwartz	21,882	8,200	7,906	6,188		44,176

(1)	Each Named Executive Officer (other than Mr. Hall) received a lump sum payment equal to $15,000 in lieu of specific benefits, which the executive may use to procure benefits of his choice. The amount paid (and shown above) is grossed up for taxes.

(2)	Represents the Company’s 4% matching and 1% profit sharing contributions to the Named Executive Officer’s 401(k) account (subject to limitations).

(3)	Represents the Company’s matching contribution to the executive’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(4)	In addition to specified perquisites and benefits, includes other perquisites and personal benefits (such as annual executive physical examination and travel awards) provided to the executive, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the executive.

(5)	Includes (i) life insurance premiums ($11,850); (ii) long — term disability insurance premiums ($5,466); (iii) auto allowance of $10,250 plus a tax gross up of $4,703; (iv) relocation expenses of $28,939 plus a tax gross up of $11,553; and (v) housing subsidies pending relocation of $23,017 plus a tax gross up of $10,560.

(6)	Includes (i) auto allowance of $28,388 plus a tax gross up of $6,473; (ii) relocation expenses of $29,400 plus a tax gross up of $13,488; (iii) housing subsidies pending relocation of $52,491 plus a tax gross up of $28,721; (iv) paid accrued personal time off ($14,001); and (v) contributions to personal retirement plan maintained in Europe ($30,057). Mr. Sondergaard relocated from the Company’s office in the United Kingdom to its Stamford, Connecticut office in July 2006. All amounts earned in the UK are expressed in US dollars using an average foreign exchange rate in effect for the first six months of 2006 (the period of time in which he was in the UK) of US $1.00: GBP 1.78491.

GRANTS OF PLAN-BASED AWARDS TABLE

This table provides information about awards made to our Named Executive Officers in 2006 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (our 2003 Long-Term Incentive Plan).

								Exercise	Grant Date
								or Base	Fair Value of
		Possible Payouts Under			Possible Payouts Under			Price of	Stock and
		Non-Equity Incentive Plan Award(1)			Equity Incentive Plan Awards(2)			Option	Option
	Grant	Threshhold	Target	Maximum	Threshhold	Target	Maximum	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	($/Sh)(3)	($)(3)

Eugene A. Hall	3/15/06	—	—	—	0	204,000 PRSUs	408,000 PRSUs	—	4,845,775
Eugene A. Hall	3/15/06	—	—	—	—	400,000 SSARs	—	14.44	2,403,680
Eugene A. Hall	—	0	669,500	1,138,150	—	—	—	—	—
Christopher J. Lafond	3/15/06	—	—	—	0	48,000 PRSUs	96,000 PRSUs	—	1,140,182
Christopher J. Lafond	3/15/06	—	—	—	—	144,000 SSARs	—	14.44	865,325
Christopher J. Lafond	—	0	234,800	399,160	—	—	—	—	—
Robert C. Patton	3/15/06	—	—	—	0	24,000 PRSUs	48,000 PRSUs	—	570,091
Robert C. Patton	3/15/06	—	—	—	—	72,000 SSARs	—	14.44	432,662
Robert C. Patton	—	0	370,800	630,360	—	—	—	—	—
Peter Sondergaard	3/15/06	—	—	—	0	24,000 PRSUs	48,000 PRSUs	—	570,091
Peter Sondergaard	3/15/06	—	—	—	—	72,000 SSARs	—	14.44	432,662
Peter Sondergaard	—	0	185,400	315,180	—	—	—	—	—
Lewis G. Schwartz	3/15/06	—	—	—	0	24,000 PRSUs	48,000 PRSUs	—	570,091
Lewis G. Schwartz	3/15/06	—	—	—	—	72,000 SSARs	—	14.44	432,662
Lewis G. Schwartz	—	0	210,100	357,170	—	—	—	—	—

(1)	Represents cash bonuses that could have been earned in 2006 by our Named Executive Officers based solely upon achievement of specified financial performance objectives for 2006 and ranging from 0% (threshold) to 170% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 100% for Mr. Hall, 80% for Mr. Patton and 60% for each of Messrs. Lafond, Sondergaard and Schwartz. In 2006, we exceeded our target financial performance objectives, and earned bonuses for executive officers were approximately 112.5% of target. Actual bonuses earned in 2006 by Named Executive Officers and paid in February 2007 were as follows: Mr. Hall — $753,188; Mr. Lafond — $264,195; Mr. Patton — $417,150; Mr. Sondergaard — $227,164; and Mr. Schwartz — $236,385, and are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See “Terms of Awards to Executive Officers — Non-Equity Incentive Awards” below for a detailed description of our 2006 bonus award.

(2)	Represents Performance Restricted Stock Units (PRSUs) and stock-settled Stock Appreciation Rights (SSARs) awarded on March 15, 2006 under our 2003 Long-Term Incentive Plan. The target number of PRSUs (100%) originally awarded on that date was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of specified financial performance objectives, and was adjusted by the Compensation Committee on February 15, 2007, based upon final determination by the Committee of achievement of the related 2006 performance criteria. The number of PRSUs finally awarded to the Named Executive Officers on account of the 2006 grant was: Mr. Hall — 335,580; Mr. Lafond — 78,960; and Messrs. Patton, Sondergaard and Schwartz — 39,480. The number of SSARs was fixed on the award date. The PRSUs and SSARs vest 25% per year commencing May 15, 2007, subject to continued employment on the vesting date; accordingly, as of the date of this Proxy Statement, none of these awards had vested. See

“Terms of Awards to Executive Officers — Equity Incentive Awards” below for a detailed description of our 2006 long-term incentive award.

(3)	Represents the closing price of Gartner common stock on the New York Stock Exchange on the grant date.

(4)	Represents the full grant date fair value of the PSRUs and SSARs computed under SFAS 123(R) and adjusted, in the case of PRSUs, for the actual number of PRSUs awarded to correspond to financial statement expense. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting period. The dollar amount recognized for 2006 financial statement reporting purposes in accordance with SFAS 123(R) is included in amounts reported in the Summary Compensation Table above under the “Stock Awards” (for PRSUs) and “Option Awards” (for SARs) columns. These amounts reflect the Company’s accounting expense over the award’s vesting schedule, and may not correspond to the actual value that will be received by the Named Executive Officers. For additional information concerning the related SFAS 123(R) calculations, see Note 10 — Stock-Based Compensation — to the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. Hall — Employment Agreement in Effect during 2006.  Mr. Hall entered into an Employment Agreement with the Company effective August 4, 2004 (the “2004 Agreement”). Under the 2004 Agreement, Mr. Hall agreed to serve as our Chief Executive Officer through July 31, 2007, and thereafter for subsequent one-year periods unless either party provided ninety days written notice not to renew. During the term of the 2004 Agreement, we agreed to include Mr. Hall in our slate of nominees to be elected to our Board.

Under the 2004 Agreement, Mr. Hall’s initial base salary was $650,000, subject to annual adjustments by our Board or Compensation Committee. Mr. Hall’s annual target bonus was equal to 100% of his base salary and was based on the achievement of specified company and individual objectives. Mr. Hall’s bonus could be higher or lower than the target bonus amount based on over- or under-achievement of the objectives, but in no event could the bonus exceed 200% of his base salary. Mr. Hall’s bonus for the first twelve months of his employment was guaranteed at 100% of his target bonus. Additionally, we agreed to provide Mr. Hall with an automobile and a driver during his employment term.

Pursuant to the 2004 Agreement, Mr. Hall received a grant on August 16, 2004 of options to purchase 800,000 shares of our common stock at a price of $12.11 per share. These stock options vest in four equal annual installments on the anniversary of the date of grant. Mr. Hall also received a grant of 500,000 shares of restricted stock on October 15, 2004. The restrictions on these shares will lapse upon the earlier of (a) our common stock trading at or above specified average price targets for 60 consecutive trading days, or (b) a Change In Control (as defined below). The price targets are an average of the high and low selling price of at least $20 for the first 300,000 shares, $25 for the next 100,000 shares and $30 for the remaining 100,000 shares. In November 2005, Mr. Hall’s 2004 500,000 share restricted stock award was cancelled and replaced with a new award for the same amount of shares and on similar terms under our stockholder-approved 2003 Long-Term Incentive Plan (“2003 LTIP”). This action was undertaken to permit the Company to take a tax deduction when and if the restrictions lapse on the restricted stock award, which would not have been permissible in the award’s original form because the award had been made as an inducement grant, and not pursuant to a stockholder-approved plan. As of the date of this Proxy Statement, none of these restrictions had lapsed.

Termination and related payments.  The 2004 Agreement provided that Mr. Hall’s employment was at will and could be terminated by him or us upon sixty days’ notice. If we terminated Mr. Hall’s employment involuntarily and without Business Reasons (as defined in the 2004 Agreement) or a Constructive Termination (as defined in the 2004 Agreement) occurred, or if we did not renew the 2004 Agreement upon its expiration and Mr. Hall terminated his employment within ninety days following the expiration of the 2004 Agreement, Mr. Hall would be entitled to receive: (a) his base salary for twenty-four months, payable in accordance with our regular payroll schedule; (b) 200% of his target bonus for the year in which the termination occurs (plus any earned but unpaid bonus from the prior year); and (c) continued vesting for twenty-four months other than any award that vests pursuant to performance-based criteria.

If a Change in Control (defined below) occurred, Mr. Hall would be entitled to receive: (a) three times his base salary then in effect; (b) three times his target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of his option grant and the lapsing of all restrictions on his restricted stock grant; (d) at our cost, group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Change in Control; and (e) an amount sufficient to fund the payment (“Gross-Up Payments”) for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), on any payment received upon a Change In Control that would constitute a “parachute payment” within the meaning of Section 280G of the Code, together with any income, employment and excise taxes (including interest and penalties) imposed on the Gross Up Payment. Mr. Hall was entitled to these benefits whether or not his employment was terminated in connection with the Change In Control.

Under the 2004 Agreement, a “Change In Control” would occur when (i) any person becomes the beneficial owner of 50% of our voting securities, (ii) there is a merger or consolidation of Gartner with another company and our outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) an agreement for sale of all or substantially all of our assets that is approved by our stockholders and is executed and (iv) there is a change in the composition of our Board occurring after stockholder approval, as a result of which fewer than a majority of the directors on the board prior to the stockholder vote remain.

Mr. Hall — New Employment Agreement dated February 15, 2007.  On February 15, 2007, Gartner entered into an Employment Agreement (the “2007 Agreement”) with Mr. Hall, with an effective date of January 1, 2007, pursuant to which Mr. Hall will serve as chief executive officer of the Company. The 2007 Agreement supersedes the 2004 Agreement described above.

The 2007 Agreement has an initial term of five years (expiring December 31, 2011), with automatic one year renewals commencing on the fifth anniversary, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term. Under the 2007 Agreement, Mr. Hall’s annual base salary initially is $702,975, subject to adjustment on an annual basis by the Board or Compensation Committee. Additionally, Mr. Hall will be entitled to participate in the Company’s executive bonus program. His annual target bonus will be equal to 100% of his annual base salary, and his actual bonus may be higher or lower than the target bonus for over- or under-achievement of Company and individual objectives, provided, however, that the maximum actual bonus will not exceed 200% of Mr. Hall’s base salary. The 2007 Agreement also provides that the Company will include Mr. Hall in the Company’s slate of nominees for election to the board of directors. Additionally, we agreed to provide Mr. Hall with an automobile and a driver during his employment term.

The 2007 Agreement further provides that Mr. Hall will receive an annual long-term incentive award with an aggregate value (using the Black-Scholes-Merton valuation method for stock appreciation rights and the fair market value of the Company’s common stock for restricted stock, or such other appropriate valuation method as the Compensation Committee may use, to value equity-based incentive awards) equal to $7,000,000 minus the sum of base salary and target bonus for the year of grant. Each year’s incentive award will be divided between restricted stock units and stock appreciation rights, with the number of restricted stock units being subject to adjustment for over-or under-achievement of Company objectives. For 2007, the incentive award has an aggregate value of $5,594,050, and was divided such that 70% of the aggregate value will be in the form of restricted stock units, and 30% of the aggregate value will be in the form of stock appreciation rights. The 2007 incentive awards will vest over 4 years, assuming continued service, and vest in full upon a change in control.

Additionally, the 2007 Agreement provides that Mr. Hall is also entitled to receive all benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability, in each case so long as and to the extent the same exist.

Termination and related payments.  The 2007 Agreement provides that Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily and without Business Reasons (as defined in the 2007 Agreement) or a Constructive Termination (as defined in the 2007 Agreement) occurs, or if we do not renew the 2007 Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the 2007 Agreement, then, subject to Mr. Hall signing and not revoking a general release of claims against the Company and its successors, Mr. Hall will be entitled to receive:

(a) accrued base salary and paid time off (“PTO”) plus base salary for a period of thirty-six (36) months following the termination date, with the first payment made six (6) months after the termination date (for amounts owing through that date) and thereafter, in accordance with the Company’s regular payroll schedule, (b) 300% of Mr. Hall’s target bonus for the fiscal year in which the termination date occurs, payable in a lump sum as soon as practicable following the six (6) month period commencing on the termination date, and any earned but unpaid bonus from the prior fiscal year which will be paid at the same time as bonuses for such fiscal year are paid to other Company executives, (c) 36 months’ continued vesting of all outstanding stock options, incentive awards and other equity arrangements subject to vesting and held by Mr. Hall (all such awards with an exercise feature will remain exercisable for 30 days following the last day of such 36 month continued vesting period, subject to the maximum term of the award), and (d) reimbursement for premiums incurred to continue group health benefits (or, at the Company’s election, to obtain substantially similar health benefits through a third party carrier) for thirty-six (36) months for Mr. Hall, his spouse and any children, provided that Mr. Hall makes the appropriate COBRA election. Additionally, any incentive awards that have accrued prior to the termination date will be granted to Mr. Hall on the day of the first open trading window for executives after the termination date. Payment of severance amounts is conditioned upon compliance with 36 month non-competition and non-solicitation covenants set forth in the 2007 Agreement.

In the event of a Change In Control (defined below), Mr. Hall will be entitled to receive the following: (i) accrued base salary and PTO plus three times base salary then in effect, and (ii) three times target bonus for the fiscal year in which the Change In Control occurs, in each case payable immediately upon a Change In Control. Additionally, Mr. Hall will be entitled to (a) earned but unpaid bonus from the prior fiscal year (payable at the same time bonuses for such fiscal year are paid to other Company executives, (b) continuation of group health benefits at the Company’s cost pursuant to the Company’s standard programs for three years following the Change In Control for Mr. Hall, his spouse and any children, (c) thereafter, to the extent COBRA is applicable, continuation of health benefits for such persons at Mr. Hall’s cost, for a period of 18 months or such longer period as may be applicable under the Company’s policies then in effect, provided that Mr. Hall makes the appropriate election and payments and (d) an amount sufficient to fund the payment (“Gross-Up Payments”) for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), on any payment received upon a Change In Control that would constitute a “parachute payment” within the meaning of Section 280G of the Code, together with any income, employment and excise taxes (including interest and penalties) imposed on the Gross Up Payment. In addition, all outstanding equity awards will immediately vest, and all restrictions on restricted stock will immediately lapse. Mr. Hall is entitled to these benefits whether or not his employment is terminated in connection with the Change In Control. This benefit was negotiated in connection with the 2004 Agreement and retained in the negotiation of the 2007 Agreement. The 2007 Agreement was intended to enhance, not reduce, Mr. Hall’s employment terms as set forth in the 2004 Agreement in exchange for his agreement to serve as our Chief Executive Officer for an additional four years beyond the term of the 2004 Agreement. If Mr. Hall’s employment is terminated within 12 months following a Change In Control, he will not be entitled to any severance payments.

Under the 2007 Agreement, a “Change In Control” will occur when (i) any person becomes the beneficial owner of 50% of our voting securities, (ii) there is a merger or consolidation of Gartner with another company and our outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) an agreement for sale of all or substantially all of our assets that is approved by our stockholders and is executed and (iv) there is a change in the composition of our Board occurring after stockholder approval, as a result of which fewer than a majority of the directors on the board prior to the stockholder vote remain.

Executive Officers.  Other than our CEO, we do not have long-term employment agreements with any of our Named Executive Officers. Each of our executive officers is covered by Gartner’s Executive Benefits Program (the “Program”) which provides for 35 days paid time off (PTO) annually, an annual physical examination and an annual lump sum payment of $15,000 per year from which the executive can choose to purchase the perquisites of his or her choice in lieu of any other perquisites to be provided by Gartner. The lump sum payment and certain other benefits are grossed up so as to be tax neutral to the executive. U.S.-based executive officers may also participate in an ERISA — excess program that allows them to contribute over the current 401(k) limits and a deferred compensation program (available to all U.S.-based Gartner employees with annual compensation in excess of $200,000) discussed below.

Termination and related payments.  The Program also provides that upon termination without cause, each of our executive officers will be entitled to receive: (a) base salary then in effect for 12 months plus any used PTO not to exceed 25 days (paid in accordance with Gartner’s regular payroll schedule); and (b) reimbursement for COBRA premiums to continue group health benefits pursuant to our standard programs for the executive, the executive’s spouse and any children for 12 months after the termination date. These severance benefits would be payable in the event of termination in connection with a Change In Control (as defined below) as well. Additionally, all vested equity awards held by the executive that have an exercise feature will remain exercisable for 90 days following the termination date (tolled during any blackout period). In the event of a Change In Control (defined below), if the executive is terminated without cause within 12 months after the Change In Control, all of the executive’s outstanding equity awards will immediately vest in full, and remain exercisable for 12 months following the termination date. For purposes of the Program, “Change In Control” occurs generally when (i) any person becomes the beneficial owner of 50% of our voting securities, (ii) there is a merger or consolidation of Gartner with another company where our outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) an agreement for sale of all or substantially all of Gartner’s assets that is approved by our stockholders is executed and (iv) there is a change in the composition of our Board occurring after stockholder approval, as a result of which fewer than a majority of the directors on the board prior to the vote remain.

Under the 2003 LTIP, options that would have vested (assuming continued service) during the 12 months following retirement are deemed automatically vested on the retirement date. Additionally, in the event of death, disability or retirement, options remain exercisable for the earlier of the expiration date or one year from the date of termination; in the event of termination for any other reason, any unexercised options and other exercisable rights remain exercisable for the earlier of the expiration date or 90 days from the date of termination (excluding any period during which trading is prohibited under our insider trading policy). Retirement is defined in the 2003 LTIP as termination of employment if (i) on the date of termination, the employee is at least 55 years old and has at least 5 years continued service and (ii) the sum of the employee’s age and years of continued service equals at least 65. None of the Named Executive Officers qualified for a retirement benefit at December 31, 2006. Disability is defined in the 2003 LTIP as total and permanent disability. In the event of termination for cause, voluntary resignation, death, disability or retirement, no severance benefits are provided and vesting of equity awards ceases on the date of termination (except in the case of retirement as discussed above).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

“Employment Agreements With Executive Officers” above contains a detailed discussion of the payments and other benefits to which our CEO and other Named Executive Officers are entitled in the event of an involuntary termination of employment, termination upon a Change In Control (as defined therein), or, in the case of Mr. Hall, upon a Change In Control only. In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality and non-competition obligations (that bind all employees for one year following termination of employment) and releases the Company from various employment related claims. In addition, in the case of Named Executive Officers (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Similarly, severance payments to Mr. Hall are contingent upon his execution of a general release of claims against the Company and compliance with confidentiality covenants, as well as non-competition and non-solicitation covenants contained in the 2004 Agreement that bind Mr. Hall for 24 months following termination of employment (which has been increased to 36 months under the 2007 Agreement).

The table set forth below quantifies amounts (in dollars) that would be payable by the Company, or otherwise be provided, to our Named Executive Officers (other than Mr. Hall) had their employment been terminated on December 29, 2006 (the last business day of 2006) as a result of (1) involuntary termination without cause and constructive termination and (2) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards at the end of 2006. Each Named Executive Officer would also be entitled to receive the balance in his deferred compensation plan account. See the Non-Qualified Deferred Compensation Table below.

					Acceleration
				Acceleration	of Unvested
			Total	of Unvested	RSUs and
			Severance	Options and	Restricted
			Benefits	SARS —	Stock —	Total
	Payment		Payable	Change in	Change in	Change in
	Derived from		by the	Control	Control	Control
Named Executive Officer	Base Salary(1)	Perquisites(2)	Company	Only(3)	Only(4)	Benefits

Christopher J. Lafond	391,400	32,494	423,894	1,737,338	1,562,618	3,723,850
Robert C. Patton	463,500	40,883	504,383	1,560,499	998,999	3,063,881
Peter Sondergaard	309,000	53,183	362,183	954,232	782,952	2,099,367
Lewis G. Schwartz	350,200	41,953	392,153	1,259,491	781,309	2,432,953

(1)	Represents one years’ base salary. Since the executive must be employed on the bonus payment date (February 2007) in order to receive earned but unpaid 2006 bonus, in the event of termination on December 29, 2006, 2006 bonus would have been forfeited and, therefore, is excluded. See “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above for these bonus amounts.

(2)	Represents unused Personal Time Off (PTO) at December 29, 2006 for Messrs. Lafond, Patton, Sondergaard and Schwartz of $15,054, $23,175, $41,596 and $24,245, plus reimbursements for health insurance premiums for the executive, his spouse and immediate family for 12 months (at premiums in effect at the end of 2006).

(3)	Represents the spread between the closing price of our common stock on December 29, 2006 ($19.79) and the exercise price of options and SARS that were unvested on that date, multiplied by the number of unvested options and SARs, as the case may be. To realize this value, the executive had to exercise all options and SARs, and sell all resulting common shares, on that date.

(4)	Represents the fair market value using the closing price of our common stock on December 29, 2006 ($19.79) of RSUs and restricted stock awards that were unvested on that date. To realize this value, the executive had to sell all shares on that date.

The table set forth below quantifies amounts (in dollars) that would be payable by the Company, or otherwise be provided, to Mr. Hall had his employment been terminated on December 29, 2006 (the last business day of 2006) as a result of (1) involuntary termination without cause and constructive termination and (2) a Change In Control. These calculations are based upon the 2004 Agreement which was in effect on that date, and not the 2007 Agreement. Pursuant to the 2004 Agreement, acceleration of unvested options, SARS, RSUs and restricted stock awards will occur upon a Change In Control only; otherwise, in the event of involuntary termination other than in connection with a Change In Control, these securities will continue to vest over 24 months according to the applicable normal vesting schedule. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards at the end of 2006. Mr. Hall would also be entitled to receive the balance in his deferred compensation plan account. See the Non-Qualified Deferred Compensation Table below.

Acceleration of
				Total	Acceleration	Unvested
		Payment		Severance	of Unvested	RSUs and
	Payment	Derived		Benefits	Options and	Restricted
	Derived	from		Payable	SARs —	Stock —
	from Base	Target		by the	Change in	Change in	Excise Tax	Total
Eugene A. Hall	Salary(1)	Bonus(2)	Perquisites(3)	Company	Control Only(4)	Control Only(5)	Gross Up(6)	Benefits

Involuntary Termination — Other than Change In Control	1,339,000	1,339,000	63,744	2,741,744	—	—	—	2,741,744
Change In Control	2,008,500	2,008,500	81,452	4,098,452	6,806,507	16,536,128	8,424,126	35,865,213

(1)	Represents two years’ base salary (three years’ in the event of a Change In Control).

(2)	Represents 200% of target bonus (which equals base salary) (300% in the event of a Change In Control).

(3)	Represents unused Personal Time Off (PTO) at December 29, 2006 of $28,328, plus reimbursements for health insurance premiums for Mr. Hall, his spouse and immediate family for 24 months in the event of involuntary termination and 36 months in the event of a Change In Control (at premiums in effect at the end of 2006).

(4)	Represents the spread between the closing price of our common stock on December 29, 2006 ($19.79) and the exercise price of options and SARS that were unvested on that date, multiplied by the number of unvested options and SARs, as the case may be. To realize this value, Mr. Hall had to exercise all unvested options and SARs, and sell all resulting common shares, on that date.

(5)	Represents the fair market value using the closing price of our common stock on December 29, 2006 ($19.79) of RSUs and restricted stock awards that were unvested on that date. To realize this value, Mr. Hall had to sell all common shares on that date.

(6)	Represents the estimated gross up for excise tax on change in control benefits imposed by Section 4999 of the Code calculated using a 40% tax rate for federal and state taxes.

Upon termination of employment due to death or disability, no additional benefits accrue to the Named Executive Officers (other than an extension of time to exercise options vested on the termination date). None of the Named Executive Officers were retirement eligible at December 29, 2006 and, therefore, none were entitled on that date to 12 months’ acceleration of vesting of options upon retirement provided by the 2003 LTIP. In any of these circumstances, however, the Compensation Committee has the power to modify any outstanding equity award held by an executive officer to accelerate vesting or to extend the period for exercise. In 2006, no such modifications were made.

TERMS OF AWARDS TO EXECUTIVE OFFICERS

Non-Equity Incentive Awards.  As discussed in greater detail in the Compensation Discussion and Analysis, 2006 bonus awards comprised our short-term incentive compensation component. 2006 bonus targets for executive officers were based solely upon the achievement of certain company-wide financial performance objectives. Executive bonus targets varied from 40% to 100% of base salary, with increasing levels of job responsibility. With respect to our Named Executive Officers, bonus targets were 100% for Mr. Hall, 80% for Mr. Patton, and 60% for each of Messrs. Lafond, Sondergaard and Schwartz. The financial objectives and weightings used for 2006 for all executive officers were EBITDA (50%), Core Research Contract Value (30%) and Total Sales Bookings (20%). The target objective amounts (resulting in 100% payment of target bonus) were EBITDA ($135 million), Core Research Contract Value ($458 million) and Total Sales Bookings ($895 million). The EBITDA target objective represented growth of 29% over 2005. The Core Research Contract Value and Total Sales Bookings target objectives represented growth of 6% and 7%, respectively, over 2005 on a foreign exchange neutral basis. Bonuses were payable in part if at least an 80% attainment level was achieved for each of these objectives. A maximum of 170% of target bonus could be earned based upon an attainment level of at least 140% of the EBITDA target objective amount and at least 200% of each of the Core Research Contract Value and Total Sales Bookings target objectives amounts. In 2006, we exceeded the target attainment levels, and earned bonuses for executive officers were approximately 112.5% of targeted amounts and were paid in full in February 2007. These amounts are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Equity Incentive Awards.  On March 15, 2006, the Compensation Committee approved, and there were awarded to executive officers, a combination of performance restricted stock units (PRSUs) and stock settled stock appreciation rights (SSARs) comprising our 2006 long-term incentive compensation award to executive officers under our 2003 LTIP. As discussed in greater detail in the Compensation Discussion and Analysis, for 2006, the number of PRSUs awarded to executive officers and eligible to vest ranged from 0% to 200% of the original approved target award amount (100%) based upon the achievement of certain levels of a specified 2006 internal sales objective related to sales bookings of our research segment — a measurement of growth in our largest business segment. The 0% threshold was set at achievement of less than $580 million of this sales objective, which represented approximately 6.8% growth over 2005, and the 100% target threshold was set at achievement of at least $590 million of this sales objective, which represented approximately 8.7% growth over 2005, in each case on a foreign exchange neutral basis. This means that, had there been less than 6.8% growth in this sales objective, the entire PRSU award would have been forfeited. Seventy percent (70%) of the target number of PRSUs would be awarded with achievement of at least $580 million of this objective, and 200% of the target number of PRSUs would be awarded with achievement of at least $630 million of this objective. We established targets that scaled in a roughly linear manner between the 0% and 200% thresholds.

On February 15, 2007, the Compensation Committee determined that 2006 PRSUs eligible to vest were 164.5% of the target number of units awarded based upon the level of achievement of the specified 2006 internal sales objective. Additionally, both the PRSUs and SSARs vest based upon continued service to the Company at the rate of 25% per year for four years commencing May 15, 2007. Once vested, the SSARs are exercisable for seven years and two months from the date of grant, or until May 15, 2013. The SFAS 123(R) dollar amounts recognized for 2006 financial statement reporting purposes of the PRSUs and SSARs eligible to vest at December 31, 2006 are included in the amounts reported in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table. The threshold, target and maximum number of PRSUs, and the number of SARs, awarded to the Named Executive Officers in 2006 are reported in the Grants of Plan — Based Awards Table. The actual number of PRSUs determined by the Committee to be eligible to vest are reported in footnote (2) to that table. The SFAS 123(R) full grant date fair value for each award (adjusted for the actual number of PRSUs awarded) is included in the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

This table provides information on the current option (including stock appreciation rights) and stock (including restricted stock and restricted stock unit) awards held by Named Executive Officers at December 31, 2006. Per SEC rules, each equity grant is shown separately for each Named Executive Officer. All performance criteria associated with these awards (except for Mr. Hall’s 500,000 share restricted stock award) have been fully satisfied, and the award is fixed. The market value of the stock awards is based on the closing price of our common stock on the New York Stock Exchange on December 29, 2006 (the last business day of the fiscal year), which was $19.79. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive may be reduced on account of shares withheld by Gartner for tax purposes.

					Stock Awards
								Equity
								Incentive Plan
							Equity	Awards:
							Incentive Plan	Market or
							Awards:	Payout
	Option Awards						Number of	Value of
	Number of	Number of			Number of	Market	Unearned	Unearned
	Securities	Securities			Shares or	Value of	Shares,	Shares,
	Underlying	Underlying			Units of	Shares or	Units or	Units, or
	Unexercised	Unexercised	Option		Stock	Units of	Other	Other
	Options	Options	Exercise	Option	That	Stock That	Rights That	Rights That
	(#)	(#)	Price	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

E. Hall(1)	400,000	400,000	12.11	8/16/14
E. Hall(2)	86,684	173,316	10.59	6/15/12
E. Hall(3)		400,000	14.44	5/15/13
E. Hall(3)					335,580	6,641,128
E. Hall(4)							500,000	9,895,000
C. Lafond	5,000		19.67	2/24/07
C. Lafond	3,000		18.61	10/13/08
C. Lafond	5,500		19.29	12/15/08
C. Lafond	4,000		22.71	1/28/09
C. Lafond	7,000		10.31	11/9/09
C. Lafond	4,500		13.69	8/15/10

					Stock Awards
								Equity
								Incentive Plan
							Equity	Awards:
							Incentive Plan	Market or
							Awards:	Payout
	Option Awards						Number of	Value of
	Number of	Number of			Number of	Market	Unearned	Unearned
	Securities	Securities			Shares or	Value of	Shares,	Shares,
	Underlying	Underlying			Units of	Shares or	Units or	Units, or
	Unexercised	Unexercised	Option		Stock	Units of	Other	Other
	Options	Options	Exercise	Option	That	Stock That	Rights That	Rights That
	(#)	(#)	Price	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

C. Lafond	6,600		9.10	11/28/11
C. Lafond	40,000		11.12	2/15/12
C. Lafond	20,000		9.05	12/13/12
C. Lafond(5)	79,167	20,833	12.49	10/21/13
C. Lafond(6)	26,667	13,333	12.49	6/7/14
C. Lafond(2)	39,008	77,992	10.59	6/15/12
C. Lafond(3)		144,000	14.44	5/15/13
C. Lafond(3)					78,960	1,562,618
R. Patton(7)	100,000	50,000	11.96	5/17/14
R. Patton(6)	40,000	20,000	12.49	6/7/14
R. Patton(2)	34,674	69,326	10.59	6/15/12
R. Patton(3)		72,000	14.44	5/15/13
R. Patton(3)					39,480	781,309
R. Patton(8)					11,000	217,690
P. Sondergaard	10,000		19.67	2/24/07
P. Sondergaard	4,000		19.29	12/15/08
P. Sondergaard	5,500		22.71	1/28/09
P. Sondergaard	60,000		10.31	11/9/09
P. Sondergaard	5,850		9.10	11/28/11
P. Sondergaard	3,641		9.05	12/13/12
P. Sondergaard(9)	8,000	4,000	12.45	6/1/14
P. Sondergaard(2)	29,340	58,660	10.59	6/15/12
P. Sondergaard(3)		72,000	14.44	5/15/13
P. Sondergaard(10)					83	1,643
P. Sondergaard(3)					39,480	781,309
L. Schwartz	10,000		9.10	11/28/11
L. Schwartz	10,000		9.05	12/13/12
L. Schwartz(11)	33,334	16,666	11.44	2/3/14
L. Schwartz(6)	26,667	13,333	12.49	6/7/14
L. Schwartz(2)	34,674	69,326	10.59	6/15/12
L. Schwartz(3)		72,000	14.44	5/15/13
L. Schwartz(3)					39,480	781,309

(1)	Vest 25% per year commencing 8/16/05.

(2)	Vest 33.33% per year commencing 6/15/06.

(3)	Vest 25% per year commencing 5/15/07. The amounts shown as Option Awards represent stock appreciation rights that will be settled in stock upon exercise; accordingly, the number of shares received on exercise will be less than the number of stock appreciation rights held by the executive.

(4)	Vest when the average of the high and low daily selling price of our common stock for 60 consecutive trading days is at least $20 for the first 300,000 shares, $25 for the next 100,000 shares and $30 for the remaining 100,000 shares.

(5)	Vest 25% on 10/21/04, and then 75% over the next 36 months on a monthly basis.

(6)	Vest 33.33% per year commencing 6/7/05.

(7)	Vest 33.33% per year commencing 5/17/05.

(8)	Vest on 5/17/07.

(9)	Vest 33.33% per year commencing 6/1/05.

(10)	Vest on 1/28/07.

(11)	Vest 33.33% per year commencing 2/3/05.

OPTION EXERCISES AND STOCK VESTED TABLE

This table provides information for the Named Executive Officers for options that were exercised, and restricted stock that vested, during 2006 on an aggregate basis.

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares		Shares	Realized
	Acquired on	Value Realized	Acquired on	on
	Exercise	on Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Eugene A. Hall	—	—	—	—
Christopher J. Lafond	5,500	62,924	—	—
Robert C. Patton	—	—	11,000	159,500
Peter Sondergaard	—	—	84	1,176
Lewis G. Schwartz	60,000	459,606	—	—

(1)	Represents the difference between the market price of our common stock at exercise and the exercise price for all options exercised during the year.

(2)	Represents the number of shares vested during the year multiplied by the market price of our common stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose aggregate compensation is expected to exceed $200,000. This plan allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus and/or commission earned in a fiscal year. In addition, in 2006 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (up to 4% of base salary), less $6,000. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, or to receive the balance in 20, 40 or 60 quarterly installments (subject to prior election). In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Plan in 2006 by the Named Executive Officers, the Company’s matching contribution, 2006 earnings and account balance at year end. During 2006, there were no withdrawals by, or distributions to, any Named Executive Officer.

	Executive	Company	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Balance at
Name	in 2006(1)	in 2006(2)	2006	12/31/06

Eugene A. Hall	26,585	20,585	2,001	49,171
Christopher J. Lafond	15,542	9,542	1,072	26,156
Robert C. Patton	46,013	12,405	3,133	61,551
Peter Sondergaard	—	—	—	—
Lewis G. Schwartz	13,906	7,906	934	22,746

(1)	The amount of Executive Contributions is included in the Base Salary amount reported for the Named Executive Officer in the Summary Compensation Table.

(2)	Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table.

PROPOSAL TWO:
APPROVAL OF EXECUTIVE PERFORMANCE BONUS PLAN

As noted and discussed in detail in the Compensation Discussion and Analysis, the Compensation Committee has approved short-term incentive compensation to our executive officers in the form of cash bonuses tied to performance objectives. We believe this element of compensation drives outstanding performance and stockholder value. The Company has adopted a new Executive Performance Bonus Plan (the “Bonus Plan”) that formalizes the short-term incentive cash compensation arrangements that have been utilized by the Compensation Committee for the past several years in establishing the annual executive bonus programs. We are asking stockholders to approve the adoption of the Bonus Plan so that the Company will be entitled to a full income tax deduction for any performance-based incentive cash compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers. At the present time, the Company is not able to fully deduct this compensation.

The Bonus Plan requires the approval of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Approval of this Proposal by the stockholders will allow the Company to take full advantage of the federal income tax laws and fully deduct this form of compensation. If the stockholders choose not to approve this Proposal, short-term incentive compensation will not be paid under the Bonus Plan. However, the Company likely will consider continuing to provide short-term incentive cash bonus compensation outside the Bonus Plan, which may not be deductible.

RECOMMENDATION OF OUR BOARD

The Board of Directors unanimously recommends that you vote FOR the Proposal to approve the Executive Performance Bonus Plan.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

SUMMARY OF THE PLAN

Purpose.  The purpose of the Bonus Plan is to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied, thereby increasing stockholder value and the success of Gartner. The Bonus Plan is also designed to assist the Company in attracting and retaining executive talent. If certain requirements are satisfied, bonuses awarded under the Bonus Plan to eligible employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code (“Section 162(m)”).

Eligibility to Participate.  The Compensation Committee of the Board of Directors (the “Committee”) selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Bonus Plan. At the present time, we expect that participation will be limited to the Company’s executive officers, a total of 14 executives as of the date of this Proxy Statement. However, the Committee has discretion to include other employees in the Bonus Plan in its discretion. If the Bonus Plan is approved by stockholders, the first participants in the Bonus Plan will be chosen for participation in 2008. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year.

Target Awards and Performance Goals.  Each performance period, the Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period. The performance goals require the achievement of objectives for one or more of (a) cash flow, (b) contract value, (c) customer efficiency, (d) earnings per share, (e) financial efficiency, (f) profit, (g) revenue, (h) selling, general and administrative expenses and (h) total stockholder return. Each of these measures is defined in the Bonus Plan. Performance goals may either be the same for, or differ from, participant to participant, performance period to performance period and from award to award, as the Committee may determine.

The Committee may choose to set target goals: (1) in absolute terms, (2) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (3) on a per share and/or per capita basis, (4) against the performance of the Company as a whole or against particular subsidiaries, business units or products of the Company, (5) on a pre-tax or after-tax basis and/or (6) on a foreign exchange neutral or foreign exchange adjusted basis. The Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations, or whether or not such any performance goal will be measured on a basis other than generally accepted accounting principles. Each performance period will last one fiscal year.

Actual Awards.  After the performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5 million per person for any performance period, even if the pre-established formula otherwise indicates a larger award.

The Committee has discretion to reduce or eliminate (but not increase) the actual award of any participant. Also, unless determined otherwise by the Committee, a participant will forfeit the bonus if a participant terminates employment (other than due to death, disability or retirement) after a bonus is earned, but before it is paid. However, the Committee has discretion to pay out part or all of the award in this case.

Actual awards generally are paid in cash generally no later than two and one-half months after the performance period ends.

Administration.  The Committee administers the Bonus Plan. Members of the Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Bonus Plan, the Committee has sole discretion to:

•	select the employees who will be eligible to receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the Bonus Plan.

Performance Based Compensation.  The Bonus Plan is designed to qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in cash compensation in any one year. However, if the Company pays compensation that is “performance based” under Section 162(m) and is paid pursuant to a stockholder-approved plan, the Company still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. Your approval of the Bonus Plan will allow the Company to pay incentive compensation that is performance based and that is fully tax deductible on the Company’s federal income tax return.

Amendment and Termination of the Plan.  The Board may amend or terminate the Bonus Plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant with respect to already established target awards, unless the participant consents.

Bonuses Paid to Certain Individuals and Groups.  The Bonus Plan is not effective until the calendar year 2008 performance period. Awards under the Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The table set forth below provides the 2006 bonus amounts earned by the named executive officers (and all executive officers as a group) under the Company’s 2006 executive bonus program, which was performance-based, and paid in February 2007. See Compensation Discussion and Analysis — “How the Company Determines the Amount (and Where Applicable, the Formula) for Each Element to Pay.” These individuals currently would be expected to participate in the Bonus Plan for the 2008 performance period. Any amounts paid under the Bonus Plan may be higher or lower than these amounts. In the future, the Committee will select appropriate performance goals that relate to the achievement of targets for the 2008 performance period. Your approval of the Bonus Plan will ensure deductibility of amounts paid thereunder. Because our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal.

Name of Individual or Group	2006 Amount ($)

Eugene A. Hall	753,188
Christopher J. Lafond	264,195
Robert C. Patton	417,150
Peter Sondergaard	227,164
Lewis G. Schwartz	236,385
All executive officers, as a group (13 persons)	3,369,791

There can be no assurance that target awards determined for the 2008 or any subsequent performance period will be paid. The actual award paid (if any) will vary depending on actual performance compared to the targeted performance goals for the applicable performance period, and may be more or less than the 2006 amounts provided above. In addition, the Committee has discretion to decrease (but not increase) any award specified under a pre-established formula.

IF THE BONUS PLAN IS NOT APPROVED

If the stockholders do not approve the Bonus Plan, no awards of short-term incentive compensation will be made under the Bonus Plan. The Committee nonetheless may consider continuing to provide short-term incentive compensation to executives in future fiscal years that utilizes performance goals similar to the ones set forth under the Bonus Plan (which it has done for the past several years as well as for fiscal 2007). In this case, amounts paid to executive officers may not be fully deductible for federal income tax purposes. Stockholder approval of the Bonus Plan will enable the Company to take full advantage of the federal income tax laws and to fully deduct this form of compensation.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our common stock as of April 12, 2007 by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our common stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors, Named Executive Officers and other current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of our common stock shown as beneficially owned by them. None of these shares has been pledged.

	Number of Shares	Percent
Beneficial Owner	Beneficially Owned	Owned

Michael J. Bingle(1)	13,225,518	12.7%
Richard J. Bresser(2)	4,791	—
Anne Sutherland Fuchs(3)	42,458	*
William O. Grabe(3)	97,458	*
Max D. Hopper(3)	58,458	*
John R. Joyce(1)	13,225,518	12.7%
Stephen G. Pagliuca(4)	69,458	*
James C. Smith(5)	637,758	*
Jeffrey W. Ubben(6),(7)	20,651,104	19.8%
Maynard G. Webb, Jr.(8)	48,542	*
Eugene A. Hall(9)	1,174,630	1%
Christopher Lafond(10)	302,660	*
Robert C. Patton(11)	305,544	*
Peter Sondergaard(12)	176,912	*
Lewis G. Schwartz(13)	172,554	*
All current directors, Named Executive Officers and other current executive officers as a group (24 persons)(14)	37,698,956	35.5%
Silver Lake Partners, L.P. and affiliates(1) 2775 Sand Hill Road, Suite 100, Melno Park, CA 94025	13,225,518	12.7%
VA Partners, L.L.C. and affiliates(7) 435 Pacific Avenue, San Francisco, CA 94133	20,631,646	19.8%

*	Less than 1%

(1)	Represents shares owned by a group of investment funds affiliated with Silver Lake Partners, L.P., the General Partner of which is Silver Lake Technology Associates, L.L.C., including (i) 12,179,457 shares owned by Silver Lake Partners, L.P.; (ii) 349,981 shares owned by Silver Lake Investors, L.P.; and (iii) 696,080 shares owned by Silver Lake Technology Investors, L.L.C. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the manager of Silver Lake Technology Investors, L.L.C. Each of Mr. Bingle and Mr. Joyce is a Managing Director of each of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. As such, each of Mr. Bingle and Mr. Joyce could be deemed to have shared voting or dispositive power over these shares. However, each of Mr. Bingle and Mr. Joyce disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(2)	Represents 4,791 restricted stock units (“RSUs”) that will be released within 60 days of April 12, 2007.

(3)	Includes 4,791 RSUs that will be released, and 18,667 shares issuable upon the exercise of stock options that are exercisable, within 60 days of April 12, 2007.

(4)	Includes 4,791 RSUs that will be released, and 18,667 shares issuable upon the exercise of stock options that are exercisable, within 60 days of April 12, 2007, and 10,000 shares held by members of Mr. Pagliuca’s immediate family as to which Mr. Pagliuca may be deemed a beneficial owner.

(5)	Includes 4,791 RSUs that will be released within 60 days of April 12, 2007, and 45,100 shares held by members of Mr. Smith’s immediate family as to which Mr. Smith may be deemed a beneficial owner.

(6)	Includes 4,791 RSUs that will be released, and 14,667 shares issuable upon the exercise of stock options that are exercisable, within 60 days of April 12, 2007.

(7)	Includes 18,631,646 shares owned by ValueAct Capital Master Fund, L.P. and 2,000,000 shares owned by ValueAct Capital Master Fund III, L.P., investment funds as to which VA Partners, L.L.C. is the General Partner. Mr. Ubben is a Managing Member of VA Partners, L.L.C. As such, Mr. Ubben could be deemed to have shared voting or dispositive power over these shares. However, Mr. Ubben disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(8)	Includes 4,791 RSUs that will be released, 8,667 shares issuable upon the exercise of stock options that are exercisable, and 25,084 common stock equivalents that will be converted into shares of stock, within 60 days of April 12, 2007.

(9)	Includes 500,000 shares of restricted stock, none of which have vested. Also includes 83,895 RSUs that will be released, and 486,684 and 100,000 shares issuable upon the exercise of stock options and stock appreciation rights (“SARs”), respectively, that are exercisable, within 60 days of April 12, 2007.

(10)	Includes 19,740 RSUs that will be released, and 245,591and 36,000 shares issuable upon the exercise of stock options and SARs, respectively, that are exercisable, within 60 days of April 12, 2007.

(11)	Includes 9,870 RSUs that will be released, and 244,674 and 18,000 shares issuable upon the exercise of stock options and SARs, respectively, that are exercisable, within 60 days of April 12, 2007.

(12)	Includes 14,086 shares of restricted stock. Also includes 9,870 RSUs that will be released, and 120,331 and 18,000 shares issuable upon the exercise of stock options and SARs, respectively, that are exercisable, within 60 days of April 12, 2007. Also includes 650 RSUs that will be released and 13,975 shares issuable upon the exercise of stock options that are exerciseable, within 60 days of April 12, 2007 and are held by a Mr. Sondergaard’s wife (who is an employee of Gartner), as to which Mr. Sondergaard may be deemed a beneficial owner.

(13)	Includes 9,870 RSUs that will be released, and 144,674 and 18,000 shares issuable upon the exercise of stock options and SARs, respectively, that are exercisable, within 60 days of April 12, 2007. Also includes 10 shares held by a member of Mr. Schwartz’ immediate family as to which Mr. Schwartz may be deemed a beneficial owner.

(14)	Includes 171,573 RSUs that will be released, and 1,719,974 and 284,500 shares issuable upon the exercise of stock options and SARs, respectively, that are exercisable, within 60 days of April 12, 2007. Also includes 500,000 shares of restricted stock, and the Silver Lake Partners and ValueAct shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed except for one late filing by Peter Sondergaard reporting an award of restricted stock units to his wife who is also employed by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding the number of shares of our common stock that may be issued upon exercise of outstanding options, stock appreciation rights, warrants and other rights (including restricted stock, restricted stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted-average exercise price information), as well as shares available for future issuance under our equity compensation plans:

	Number of Securities	Weighted-Average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding	For Future Issuance
	Outstanding Options,	Options, Warrants	Under Equity
Plan Category	Warrants and Rights	and Rights(1)	Compensation Plans

Equity Compensation Plans Approved by Stockholders:
Stock option plans(2)	10,582,620	$12.13	8,447,706	(3)
2002 Employee Stock Purchase Plan	—	—	2,024,168
Equity Compensation Plans Not Approved by Stockholders(4)	4,232,829	9.68	—

Total	14,815,449	$11.38	10,471,874

(1)	The weighted average exercise price does not take into account shares issuable on account of restricted stock, restricted stock units and common stock equivalents, since no consideration is paid by the grantee on these issuances.

(2)	Consists of the 1991 Stock Option Plan, the 1993 Directors Stock Option Plan, the 1994 Long-Term Option Plan, the 1996 Long-Term Option Plan, the 1998 Long Term Stock Option Plan and the 2003 Long-Term Incentive Plan. Amounts shown include shares issuable on account of restricted stock, restricted stock unit and common stock equivalent awards made under these plans. With respect to stock-settled stock appreciation rights, we have calculated (and included in the table) the number of shares of common stock that would be issued upon settlement of outstanding stock appreciation rights at December 31, 2006 (1,176,000) using the closing price of Gartner common stock at fiscal year end ($19.79), and not the actual number of stock appreciation rights outstanding. In addition, the number of securities to be issued has not been adjusted to reflect withholding of shares, if any, on account of taxes in connection with any issuance.

(3)	With respect to the plans listed, securities are currently available for issuance under the 2003 Long-Term Incentive Plan only.

(4)	Consists of the 1999 Stock Option Plan. No securities are available for issuance under this plan.

TRANSACTIONS WITH RELATED PERSONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Governance Committee reviews all relationships and transactions in which the directors are participants to determine whether such persons have a material direct or indirect interest or whether the independence of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on www.investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to recuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. Additionally, the Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board of Directors reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflicts of interest policy which is posted on the Gartner intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

RELATIONSHIPS WITH SILVER LAKE PARTNERS AND VALUEACT.

On April 17, 2000, we issued and sold an aggregate of $300 million principal amount of our unsecured 6% Convertible Junior Subordinated Promissory Notes due April 17, 2005 to Silver Lake Partners, L.P. and certain of its affiliates (“Silver Lake Partners”) and to Integral Capital Partners IV, L.P. and one of its affiliates. In October 2003, these notes were converted into 49,441,122 shares of our Class A common stock which, following our 2005 reclassification, represented a like number of shares of our common stock. The determination of the number of shares issued upon the conversion was based upon a $7.45 conversion price and a convertible note of $368.3 million, consisting of the original face amount of $300 million plus accrued interest of $68.3 million. In connection with the issuance of the notes, we agreed, among other things, that Silver Lake Partners would recommend two nominees for director and we would include two Silver Lake Partners nominees on our slate of nominees to be elected to our Board. Michael J. Bingle and John R. Joyce, managing directors of the general partner of Silver Lake Partners, L.P. and certain of its affiliates, are Silver Lake Partners’ nominees to our board. They receive no compensation for their services as directors.

In May 2006, Silver Lake Partners sold 10,925,000 of its 37,740,128 shares of our common stock in a secondary offering registered under the Securities Act of 1933, as amended. In connection with this secondary offering, in May 2006, the Company repurchased an aggregate of 1,000,000 common shares directly from Silver Lake Partners at a price of $14.05 per share, for a total purchase price of $14,050,000. This purchase was evaluated by the Board at a meeting without Messrs. Bingle and Joyce present, and was approved by all of the Company’s disinterested directors (Messrs. Bingle and Joyce abstaining). Additionally, the purchase was made pursuant to the Company’s $100,000,000 share repurchase program that was authorized by the Board in October 2005. In addition, in May 2006 the Chairman of our Board of Directors, Mr. James C. Smith, purchased an additional 200,000 common shares directly from Silver Lake Partners at the same price.

In September 2006, Silver Lake Partners sold an additional 2,000,000 of our common shares to ValueAct Capital Master Fund III, L.P. (“ValueAct III”), an affiliate of ValueAct Capital Master Fund, L.P. (“ValueAct”), a stockholder of the Company, in a private transaction. Jeffrey Ubben, a director, is a managing member of the general partner of ValueAct and ValueAct III. In connection with this transaction, the Company filed a registration statement on Form S-3 under the 1933 Act to remove the restrictions on the 2,000,000 shares. Mr. Smith’s 200,000 shares were also included in this registration statement. Silver Lake Partners and ValueAct paid all costs associated with the registration statement. The filing of the registration statement was evaluated by the Board at a meeting without Messrs. Bingle, Joyce, Ubben and Smith present, and was approved by all disinterested directors (Messrs. Bingle, Joyce, Ubben and Smith abstaining).

On December 13, 2006, the Company repurchased an additional 10,389,610 common shares from Silver Lake Partners at $19.25 per share for a total purchase price of $200,000,000. This purchase was evaluated by the Board at a meeting without Messrs. Bingle and Joyce present and approved by a majority of the Company’s disinterested (Messrs. Bingle and Joyce abstaining). Additionally, in view of the impact on ValueAct and ValueAct III (i.e, increasing their aggregate percentage interest in our common shares from approximately 18.1% to approximately 19.8%), Mr. Ubben also abstained from this vote. The Company fully utilized a $125 million interim term facility from JP Morgan Chase Bank and drew down $65 million from its existing revolving credit facility to pay in part the purchase price, with the balance coming from available cash. Both facilities were refinanced in January 2007.

On December 31, 2006, Silver Lake Partners owned 13,225,518 shares of our common stock, or approximately 12.7% of our outstanding shares, and ValueAct and ValueAct III collectively owned 20,631,646 shares of our common stock, or approximately 19.8% of our outstanding shares. See “Security Ownership of Certain Beneficial Owners and Management” on page 35.

Silver Lake Partners purchased $124,000 in research and consulting services from us during 2006 and has contracted to purchase subscription research services from us to date in 2007 in the amount of $19,000. Similarly, ValueAct purchased $42,000 in research and consulting services from us during 2006 and has contracted to purchase subscription research services from us to date in 2007 in the amount of $60,000.

RELATIONSHIPS WITH OTHER THIRD PARTIES.

Several of our other directors are employed by companies that purchase our research and consulting services in the ordinary course of their business. The following chart shows the amount of research and consulting services purchased by each company during 2006 and the amount for which each company has signed commitments to date for 2007.

Name of Company	2006 ($)	2007 ($)

Bain Capital, Inc.	197,600	92,800
General Atlantic Partners, L.P.	411,000	206,000

PROPOSAL THREE:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to serve as the Company’s independent auditors for the 2007 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the “Audit Committee Report” and the “Principal Accountant Fees and Services” below.

The Sarbanes-Oxley Act of 2002 and Section 10A of the 1934 Act require that the Audit Committee of the Board of Directors be directly responsible for the appointment, compensation and oversight of the audit work of the Company’s independent registered public accounting firm. Ratification by the stockholders of the selection of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for stockholder ratification to ascertain stockholders’ views on the matter.

Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

RECOMMENDATION OF OUR BOARD

The Board of Directors unanimously recommends that you vote FOR the Proposal to ratify the selection of KPMG as the Company’s independent auditors for fiscal 2007.

AUDIT COMMITTEE REPORT

We have reviewed and discussed with management and with KPMG Gartner’s audited financial statements for the year ended December 31, 2006. We have discussed with KPMG the matters required to be discussed by the

Statement on Auditing Standards No. 61, as amended. KPMG has provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, we recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Richard J. Bressler
Max D. Hopper
James C. Smith

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During 2006, KPMG performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information, certain statutory audits and tax services for the Company. The aggregate fees billed for professional services by KPMG in 2005 and 2006 for various services performed by them were as follows:

Types of Fees	2005	2006

Audit Fees	$2,084,429	$2,254,778
Audit-Related Fees	49,175	119,695
Tax Fees	1,362,022	489,898
Other Fees	—	—
Total Fees	$3,495,626	$2,864,371

Audit Fees.  Audit fees billed for 2005 and 2006 relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements, the review of its quarterly financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related fees billed for 2005 and 2006 relate to professional services rendered by KPMG primarily for audit support services.

Tax Fees.  Tax fees billed for 2005 and 2006 relate to professional services rendered by KPMG for permissible tax compliance in foreign locations, tax advice, tax planning and tax audits.

Other Fees.  This category of fees covers all fees for any permissible service not included in the above categories. KPMG provided no services in this category in 2005 and 2006.

Pre-Approval Policies.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management report periodically to the Audit Committee regarding the extent of services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In the case of permissible tax services, the Audit Committee has approved overall fee amounts for specific types of permissible services (i.e., tax compliance, tax planning and tax audit support) to allow management to engage KPMG expeditiously as needed as projects arise.

MISCELLANEOUS

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be relayed to the director to whom they are addressed.

AVAILABLE INFORMATION

Our website address is www.gartner.com and the investor relations section of our website is located at www.investor.gartner.com and contains, under the “Corporate Governance” link, printable and current copies of our (i) CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers, (ii) Code of Business Conduct, which applies to all Gartner officers, directors and employees, (iii) Principles of Ethical Conduct which applies to all employees, (iv) Board Principles and Practices, the corporate governance principles that have been adopted by our Board and (v) charters for each of the Board’s standing committees: Audit, Compensation and Governance/Nominating. This information is also available in print to any shareholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904 — 2212.

SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Company and we will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor in conjunction with the meeting. We have agreed to pay that firm $9,500, plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR 2008 ANNUAL MEETING

If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 27, 2007, and the proposal must comply with the rules of the SEC.

If you want to make a proposal for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, we must receive your proposal at least 90 days prior to the 2008 Annual Meeting. If we give less than 100 days’ notice of the 2008 Annual Meeting, we must receive your proposal within ten days after we give the notice. If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2008 Annual Meeting. Proposals should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2006 has been mailed to our stockholders of record with this Proxy Statement. It contains a copy of our Annual Report on Form 10-K for the year ended December 31, 2006. Our Annual Report to Stockholders is not part of, nor is it incorporated by reference into, this Proxy Statement. Upon written request of any person solicited, our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC may be obtained, without charge, by writing to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

THE BOARD OF DIRECTORS GARTNER, INC.

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
April 27, 2007

APPENDIX A

GARTNER, INC.

EXECUTIVE PERFORMANCE BONUS PLAN
(Effective January 1, 2008)

-i-

-ii-

GARTNER, INC.

EXECUTIVE PERFORMANCE BONUS PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1  Effective Date.  The Plan is effective as of January 1, 2008, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company.

1.2  Purpose of the Plan.  The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1  “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2  “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3  “Base Salary” means as to any Performance Period, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Cash Flow” means as to any Performance Period, cash generated from operating activities, free cash flow or total cash flow and includes cash flow return on investment (calculated by dividing any of the foregoing measures of Cash Flow by total capital).

2.6  “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7  “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8  “Company” means Gartner, Inc., a Delaware corporation, or any successor thereto.

2.9  “Contract Value” means as to any Performance Period, the value attributable to all subscription-related research products that recognize revenue on a ratable basis. Contract value is calculated as the annualized value of all subscription research contracts in effect at a specific point in time, without regard to the duration of the contract.

2.10  “Customer Efficiency” means as to any Performance Period, a performance measurement related to interaction with customers and other third-party entities (for example, but not by way of limitation, client retention, wallet retention, utilization rates, sales performance, billable headcount and user retention, each as defined by the Committee).

2.11  “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.12  “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.13  “Earnings Per Share” means as to any Performance Period, the Company’s after-tax Profit, divided by a weighted average number of common shares outstanding and/or dilutive common equivalent shares deemed outstanding.

2.14  “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.15  “Financial Efficiency” means as to any Performance Period, the percentage equal to Profit (or Revenue) for the Performance Period, divided by a financial metric determined by the Committee (for example, but not by way of limitation, stockholders’ equity or Revenue). Financial Efficiency shall include, but not be limited to, return on stockholders’ equity, return on capital, return on assets, return on investment, economic value added and any measure of internal rate of return, each as defined by the Committee.

2.16  “Fiscal Year” means the fiscal year of the Company.

2.17  “Maximum Award” means as to any Participant for any Performance Period, $5 million.

2.18  “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.19  “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.20  “Performance Period” means a Fiscal Year.

2.21  “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Contract Value, (c) Customer Efficiency, (d) Earnings Per Share, (e) Financial Efficiency, (f) Profit, (g) Revenue, (h) SG&A and (i) Total Stockholder Return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, any increase (or decrease with respect to SG&A) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company, (v) on a pre-tax or after-tax basis and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).

2.22  “Plan” means the Gartner, Inc. Executive Performance Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.23  “Profit” means as to any Performance Period, a measurement of net income as determined by the Committee with respect to a Performance Goal. Profit may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items.

2.24  “Retirement” means with respect to any Participant, a Termination of Employment occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.25  “Revenue” means as to any Performance Period, net revenues generated or to be generated (backlog) from third parties.

2.26  “SG&A” means as to any Performance Period, any and all selling, general and/or administrative expenses of the Company or any Affiliate(s) as reported in a statement of income for the period, or any and all selling, general and/or administrative expenses of the Company or any Affiliate(s) expressed as a percentage of Revenue or Profit.

2.27  “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.28  “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

2.29  “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1  Selection of Participants.  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2  Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3  Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4  Determination of Payout Formula or Formulae.  On or prior to the Determination Date for a Performance Period, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.5  Date for Determinations.  The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6  Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not any Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4

PAYMENT OF AWARDS

4.1  Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2  Timing of Payment.  Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period.

4.3  Form of Payment.  Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum.

4.4  Termination of Employment.  If a Participant incurs a Termination or Employment for any reason prior to the end of the Performance Period, such Participant shall not be entitled to an Award. If a Participant incurs a Termination of Employment due to death, disability or an involuntary termination prior to the payment of an Actual Award (determined under Section 3.6) that was scheduled to be paid to him or her prior to such Termination of Employment for a prior Performance Period, the Award shall be paid to the Participant or, if applicable, to his or her designated beneficiary or, if no beneficiary has been designated, to his or her estate.

SECTION 5

ADMINISTRATION

5.1  Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

5.2  Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3  Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4  Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1  Tax Withholding.  The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes.

6.2  No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3  Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4  Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5  Successors.  All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6  Beneficiary Designations.

a. Designation.  Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

b. Changes.  A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

c. Failed Designation.  If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

6.7  Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8  Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be made into the Gartner, Inc. Deferred Compensation Plan (or such other similar nonqualified deferred compensation plan in effect at the time) and subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1  Amendment, Suspension or Termination.  The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2  Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3  Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4  Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Connecticut, but without regard to its conflict of law provisions.

8.5  Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Gartner, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

GARTNER, INC.

By:
Name:

Title:

Dated:          , 2007

GARTNER, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Eugene A. Hall, Christopher J. Lafond and Lewis G. Schwartz as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Gartner, Inc. held of record by the undersigned on April 12, 2007, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 56 Top Gallant Road, Stamford, Connecticut, 06902 at 10:00 a.m. on June 5, 2007, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
GARTNER, INC.
June 5, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Michael J. Bingle Richard J. Bressler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Russell P. Fradin Anne Sutherland Fuchs
		¡	William O. Grabe
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡	Eugene A. Hall Max D. Hopper John R. Joyce Stephen G. Pagliuca James C. Smith Jeffrey W. Ubben

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the Company’s Executive Performance Bonus Plan	☐	☐	☐

3.	Ratification of the selection of KMPG LLP as independent auditors for the Company’s fiscal year ended December 31, 2007.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote such other business as may properly come before the meeting.
This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the directors and “FOR” proposals 2 and 3.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
GARTNER, INC.
June 5, 2007

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Michael J. Bingle Richard J. Bressler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Russell P. Fradin Anne Sutherland Fuchs
		¡	William O. Grabe
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡	Eugene A. Hall Max D. Hopper John R. Joyce Stephen G. Pagliuca James C. Smith Jeffrey W. Ubben

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the Company’s Executive Performance Bonus Plan	☐	☐	☐

3.	Ratification of the selection of KMPG LLP as independent auditors for the Company’s fiscal year ended December 31, 2007.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote such other business as may properly come before the meeting.
This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the directors and “FOR” proposals 2 and 3.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.